EXHIBIT 10.41

                                                                       EXECUTION




                                CREDIT AGREEMENT

                                      among

                           ALLIS-CHALMERS ENERGY INC.,
                                as the Borrower,

                              ROYAL BANK OF CANADA,
                             as Administrative Agent
                                       and
                               as Collateral Agent

                                       and

                            The Lenders Party Hereto

                                   $55,000,000

                             SENIOR CREDIT FACILITY







                               RBC CAPITAL MARKETS
                      As Lead Arranger and Sole Bookrunner




                            DATED AS OF JULY 11, 2005

                                                 TABLE OF CONTENTS
                                                 -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I.            DEFINITIONS AND ACOUNTING TERMS.............................................................1
         1.01     DEFINED TERMS...................................................................................1
         1.02     OTHER INTERPRETIVE PROVISIONS..................................................................28
         1.03     ACCOUNTING TERMS...............................................................................28
         1.04     ROUNDING.......................................................................................28
         1.05     REFERENCES TO AGREEMENTS AND LAWS..............................................................28

ARTICLE II.            THE COMMITMENT AND BORROWINGS.............................................................28
         2.01     LOANS..........................................................................................28
         2.02     BORROWING BASE DETERMINATIONS..................................................................29
         2.03     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.............................................30
         2.04     PREPAYMENTS....................................................................................31
         2.05     REDUCTION OR TERMINATION OF COMMITMENTS........................................................33
         2.06     REPAYMENT OF LOANS.............................................................................33
         2.07     INTEREST.......................................................................................34
         2.08     FEES...........................................................................................34
         2.09     COMPUTATION OF INTEREST AND FEES...............................................................35
         2.10     EVIDENCE OF DEBT...............................................................................35
         2.11     PAYMENTS GENERALLY.............................................................................36
         2.12     SHARING OF PAYMENTS............................................................................38
         2.13     PRIORITY OF HEDGING OBLIGATIONS................................................................38
         2.14     LETTERS OF CREDIT..............................................................................38

ARTICLE III           TAXES, YIELD PROTECTION AND ILLEGALITY.....................................................45
         3.01     TAXES..........................................................................................45
         3.02     ILLEGALITY.....................................................................................45
         3.03     INABILITY TO DETERMINE RATES...................................................................46
         3.04     INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.........46
         3.05     FUNDING LOSSES.................................................................................47
         3.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION............................................47
         3.07     SURVIVAL.......................................................................................47


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ARTICLE IV.           CONDITIONS PRECEDENT.......................................................................47
         4.01     CONDITIONS PRECEDENT...........................................................................48
         4.02     DEADLINE FOR CONDITIONS EFFECTIVE DATE.........................................................50
         4.03     CONDITIONS TO ALL LOANS AND L/C CREDIT EXTENSION...............................................50
         4.04     CONDITIONS TO ALL ACQUISITION LOANS............................................................51

ARTICLE V             REPRESENTATIONS AND WARRANTIES.............................................................51
         5.01     EXISTENCE; QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.......................................52
         5.02     AUTHORIZATION; NO CONTRAVENTION................................................................52
         5.03     GOVERNMENTAL AUTHORIZATION.....................................................................52
         5.04     BINDING EFFECT.................................................................................52
         5.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT...............................................52
         5.06     LITIGATION.....................................................................................53
         5.07     NO DEFAULT.....................................................................................53
         5.08     OWNERSHIP OF PROPERTY; LIENS...................................................................53
         5.09     ENVIRONMENTAL COMPLIANCE.......................................................................53
         5.10     INSURANCE......................................................................................53
         5.11     TAXES..........................................................................................53
         5.12     ERISA COMPLIANCE...............................................................................53
         5.13     SUBSIDIARIES AND OTHER INVESTMENTS.............................................................54
         5.14     MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT;
                  USE OF PROCEEDS................................................................................54
         5.15     DISCLOSURE.....................................................................................55
         5.16     LABOR MATTERS..................................................................................55
         5.17     COMPLIANCE WITH LAWS...........................................................................55
         5.18     THIRD PARTY APPROVALS..........................................................................55
         5.19     SOLVENCY.......................................................................................55
         5.20     COLLATERAL.....................................................................................55
         5.21     INTELLECUTAL PROPERTY; LICENSES, ETC...........................................................56
         5.22     LEASED LOCATIONS...............................................................................56
         5.23     PERMITTED ACQUISITIONS.........................................................................56
         5.24     MATERIAL AGREEMENTS............................................................................56

ARTICLE VI.           AFFIRMATIVE COVENANTS......................................................................56
         6.01     FINANCIAL STATEMENTS...........................................................................56
         6.02     CERTIFICATES; OTHER INFORMATION................................................................57
         6.03     NOTICES........................................................................................58
         6.04     PAYMENT OF OBLIGATIONS.........................................................................58
         6.05     PRESERVATION OF EXISTENCE, ETC.................................................................59
         6.06     MAINTENANCE OF ASSETS AND BUSINESS; MOVEMENT OF COLLATERAL.....................................59
         6.07     MAINTENANCE OF INSURANCE.......................................................................59
         6.08     COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS...............................................59
         6.09     BOOKS AND RECORDS..............................................................................60
         6.10     INSPECTION RIGHTS..............................................................................60
         6.11     COMPLIANCE WITH ERISA..........................................................................60
         6.12     USE OF PROCEEDS................................................................................60
         6.13     GUARANTIES.....................................................................................60
         6.14     FURTHER ASSURANCES; ADDITIONAL COLLATERAL......................................................60
         6.15     LANDLORD LIEN WAIVERS..........................................................................61


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

ARTICLE VII           NEGATIVE COVENANTS.........................................................................61
         7.01     LIENS..........................................................................................61
         7.02     INVESTMENTS....................................................................................63
         7.03     SWAP CONTRACTS.................................................................................63
         7.04     INDEBTEDNESS...................................................................................63
         7.05     LEASE OBLIGATIONS..............................................................................64
         7.06     FUNDAMENTAL CHANGES............................................................................64
         7.07     DISPOSITIONS...................................................................................65
         7.08     RESTRICTED PAYMENTS; DISTRIBUTIONS AND REDEMPTIONS.............................................65
         7.09     ERISA..........................................................................................65
         7.10     CHANGE IN NATURE OF BUSINESS...................................................................66
         7.11     TRANSACTIONS WITH AFFILIATES...................................................................66
         7.12     BURDENSOME AGREEMENTS..........................................................................66
         7.13     USE OF PROCEEDS................................................................................66
         7.14     CAPITAL EXPENDITURES...........................................................................66
         7.15     PREPAYMENTS....................................................................................66
         7.16     SUBORDINATED INDEBTEDNESS......................................................................66
         7.17     AMENDMENTS OF CONSTITUTIVE DOCUMENTS...........................................................67
         7.18     ACCOUNTING CHANGES.............................................................................67
         7.19      FINANCIAL COVENANTS...........................................................................67

ARTICLE VIII.         EVENTS OF DEFAULT AND REMEDIES.............................................................68
         8.01     EVENTS OF DEFAULT..............................................................................68
         8.02     REMEDIES UPON EVENT OF DEFAULT.................................................................70
         8.03     APPLICATION OF FUNDS...........................................................................71

ARTICLE IX.           ADMINISTRATIVE AGENT.......................................................................71
         9.01     APPOINTMENT AND AUTHORIZATION OF AGENTS; LENDER HEDGING AGREEMENTS.............................72
         9.02     DELEGATION OF DUTIES...........................................................................72
         9.03     DEFAULT; COLLATERAL............................................................................72
         9.04     LIABILITY OF AGENTS............................................................................74
         9.05     RELIANCE BY ADMINISTRATIVE AGENT...............................................................74
         9.06     NOTICE OF DEFAULT..............................................................................75
         9.07     CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.............................75
         9.08     INDEMNIFICATION OF AGENTS......................................................................76
         9.09     ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY................................................76
         9.10     SUCCESSOR ADMINISTRATIVE AGENT.................................................................76
         9.11     OTHER AGENTS; ARRANGER.........................................................................77


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

ARTICLE X             MISCELLANEOUS..............................................................................77
         10.01    AMENDMENTS, RELEASE OF COLLATERAL, ETC.........................................................77
         10.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.............................................79
         10.03    NO WAIVER; CUMULATIVE REMEDIES.................................................................80
         10.04    ATTORNEY COSTS; EXPENSES AND TAXES.............................................................80
         10.05    INDEMNIFICATION................................................................................80
         10.06    PAYMENTS SET ASIDE.............................................................................81
         10.07    SUCCESSORS AND ASSIGNS.........................................................................82
         10.08    CONFIDENTIALITY................................................................................84
         10.09    SET-OFF........................................................................................85
         10.10    INTEREST RATE LIMITATION.......................................................................85
         10.11    COUNTERPARTS...................................................................................85
         10.12    INTEGRATION....................................................................................85
         10.13    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................86
         10.14    SEVERABILITY...................................................................................86
         10.15    FOREIGN LENDERS................................................................................86
         10.16    GOVERNING LAW..................................................................................87
         10.17    WAIVER OF RIGHT TO TRIAL BY JURY, ETC..........................................................87
         10.18    ENTIRE AGREEMENT...............................................................................88


SCHEDULES

2.01     Commitments
5.05     Existing Indebtedness
5.13     Subsidiaries and other Equity Investments
5.22     Leased Locations
5.23     Permitted Acquisitions
7.01     Existing Liens
7.12     Agreements Restricting Liens on Leasehold Interests
10.02    Addresses for Notices to Borrower, Guarantors and Administrative Agent


EXHIBITS

Exhibit:          Form of:
--------          --------

A-1               Borrowing Notice
A-2               Conversion/Continuation Notice
A-3               Payment/Prepayment Notice
B-1               Revolving Note
B-2               Term Note
B-3               Acquisition Note
C-1               Compliance Certificate pursuant to SECTION 6.02(A)
C-2               Borrowing Base
D                 Assignment and Assumption


                                                         iv

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of July 11, 2005, among ALLIS-CHALMERS ENERGY INC., a Delaware corporation (the "BORROWER"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), and ROYAL BANK OF CANADA, as Administrative Agent and L/C Issuer.

         The Borrower has requested that the Lenders provide a (i) revolving credit facility, (ii) a term loan facility, and (iii) an acquisition facility and the Lenders are willing to provide such facilities on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01     DEFINED TERMS.

         As used in this Agreement, the terms defined in the introductory paragraph hereof shall have the meanings therein indicated and the following terms shall have the meanings set forth below:

         ACCOUNTS RECEIVABLE means and includes all of the Borrower's and its Domestic Subsidiaries' now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly: (a) the acquisition by the Borrower or any Subsidiary of all or substantially all of the assets located in the United States of a Person or of any business or division of a Person; (b) the acquisition by the Borrower or any Subsidiary of more than 50% of any class of Voting Stock (or similar Equity Interests) of any Domestic Person; or (c) a merger, consolidation or other combination by the Borrower or any Subsidiary with another Person if the Borrower or any Subsidiary is the surviving entity; PROVIDED THAT, (i) in any merger involving the Borrower, the Borrower must be the surviving entity; and (ii) in any merger involving a Subsidiary which is a Loan Party and another Subsidiary which is not a Loan Party, the Subsidiary which is a Loan Party shall be the survivor.

         ACQUISITION FACILITY means the non-revolving credit facility as described in and subject to the limitations set forth in SECTION 2.01(C).

         ACQUISITION FACILITY COMMITMENT means as to each Lender, its obligation to make Acquisition Loans to the Borrower pursuant to SECTION 2.01(C), in an amount not to exceed its Acquisition Facility Committed Sum, in each case as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "AGGREGATE ACQUISITION FACILITY COMMITMENT").

         ACQUISITION FACILITY COMMITTED SUM means for any Lender with respect to the Acquisition Facility, at any date of determination occurring prior to the Acquisition Facility Drawdown Termination Date, the amount stated beside such Lender's name under the heading for the Acquisition Facility on the most-recently amended SCHEDULE 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents).

         ACQUISITION FACILITY DRAWDOWN TERMINATION DATE means (a) the fifth Business Day following the Conditions Effective Date, or (b) such earlier effective date of any other termination, cancellation, or acceleration of the Aggregate Acquisition Facility Commitment under this Agreement.

         ACQUISITION LOAN means an extension of credit by a Lender to the Borrower pursuant to SECTION 2.01(C).

         ACQUISITION LOAN PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Acquisition Loans.

         ACQUISITION NOTE means a promissory note of Borrower in substantially the form of EXHIBIT B-4, evidencing the obligation of Borrower to repay the Acquisition Facility Loans and all renewals and extensions of all or any part thereof and "ACQUISITION NOTES" refers to all such promissory notes.

         ADMINISTRATIVE AGENT means Royal Bank of Canada in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         ADMINISTRATIVE AGENT'S OFFICE means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         ADMINISTRATIVE DETAILS FORM means the Administrative Details Reply Form furnished by a Lender to the Administrative Agent in connection with this Agreement.

         AFFILIATE means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be controlled by any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the Voting Stock (on a fully diluted basis) having ordinary voting power for the election of directors, managing members, or managing general partner; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         AGENT/ARRANGER FEE LETTER has the meaning specified in SECTION 2.08(B).

         AGENT-RELATED PERSONS means the Administrative Agent (including any successor administrative agent) and its respective Affiliates (including the officers, directors, employees, agents and attorneys-in-fact of such Person).

         AGGREGATE ACQUISITION FACILITY COMMITMENT has the meaning specified in the definition of ACQUISITION FACILITY COMMITMENT.

         AGGREGATE COMMITMENT means collectively (i) the Aggregate Revolving Commitment, (ii) the Aggregate Term Loan Commitment, and (iii) the Aggregate Acquisition Facility Commitment.


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

         AGGREGATE REVOLVING COMMITMENT has the meaning specified in the definition of REVOLVING COMMITMENT.

         AGGREGATE TERM LOAN COMMITMENT has the meaning specified in the definition of TERM LOAN COMMITMENT.

         AGREEMENT means this Credit Agreement.

         AIRCOMP means AirComp, LLC, a Delaware limited liability company and Wholly-Owned Subsidiary.

         AIRCOMP RELATED SUBORDINATED INDEBTEDNESS means Indebtedness of the Borrower owing to M-I, L.L.C. in connection with that certain promissory note dated July 11, 2005 in the original principal amount of $4,000,000.00, which Indebtedness has been subordinated to the Obligations pursuant to the AirComp Subordination Agreement.

         AIRCOMP SUBORDINATION AGREEMENT means that certain subordination agreement of even date herewith among Borrower, M-I, L.L.C., and Administrative Agent for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therfor).

         APPLICABLE RATE means the following amounts per annum set forth in the table below, on any date of determination, with respect to the Type of Credit Extension and Loan at such date of determination and Level 1 applies if the Leverage Ratio on such date is less than 2.00 to 1.00 and Level 2 applies if the Leverage Ratio on such date is 2.00 to 1.00 or greater:

      Loan             Letter of Credit and Eurodollar Rate                   Base Rate + (basis points)
                                 + (basis points)
                   From Closing Date         From one year          From Closing Date           From one year
                     until one year      anniversary of Closing       until one year       anniversary of Closing
                     anniversary of       Date and thereafter         anniversary of         Date and thereafter
                      Closing Date                                     Closing Date

                   Level 1    Level 2    Level 1      Level 2      Level 1     Level 2      Level 1      Level 2
Revolving Loan      250.0      300.0      350.0        400.0        150.0      200.00        250.0        300.0

Term Loan           300.0      350.0      400.0        450.0        200.0       250.0        300.0        350.0

Acquisition Loan    300.0      350.0      400.0        450.0        200.0       250.0        300.0        350.0

         Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first day of the fiscal quarter of the Borrower immediately following the date of a Compliance Certificate delivered pursuant to SECTION 6.02(A); PROVIDED, HOWEVER, that if no Compliance Certificate is delivered during a fiscal quarter when due in accordance with such Section, Level 2 shall apply as of the first day of such following fiscal quarter. The Applicable Rate in effect from the Closing Date through September 30, 2005 shall be based upon Level 2.

         APPROVED FUND means any Fund that is administered or managed by a Lender, an Affiliate of a Lender, or an entity or an Affiliate of an entity that administers or manages a Lender.

         ARRANGER means RBC Capital Markets in its capacity as lead arranger and sole bookrunner.

         ASSIGNMENT AND ASSUMPTION means an Assignment and Assumption substantially in the form of EXHIBIT D.

         ATTORNEY COSTS means and includes the reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         ATTRIBUTABLE INDEBTEDNESS means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

         BASE RATE means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its "PRIME RATE." Such rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

         BASE RATE LOAN means a Loan that bears interest based on the Base Rate.

         BOARD means the Board of Governors of the Federal Reserve System of the United States.

         BORROWER has the meaning specified in the introductory paragraph hereof.

         BORROWER AFFILIATE means the Borrower's Subsidiaries.

         BORROWING means a borrowing consisting of simultaneous Loans of one or more Types, which are either Base Rate Loans or Eurodollar Rate Loans, and if Eurodollar Rate Loans have the same Interest Period, made by each of the Lenders pursuant to SECTION 2.01.

         BORROWING BASE has the meaning given to such term in SECTION 2.02.

         BORROWING BASE REPORT means a report in the form attached hereto as EXHIBIT C-2, appropriately completed, together with the following attachments:
(a) a detailed aged schedule of all Accounts Receivable as of the date specified in such report, listing face amounts and dates of invoices of each such Accounts Receivable and the name of each account debtor obligated on such Accounts Receivable (and, upon request of Administrative Agent, copies of invoices, credit reports, and any other matters and information relating to the Accounts Receivable), (b) a detailed aged schedule of all Eligible Accounts Receivable as of the date specified in such report, listing face amounts and dates of invoices of each such Accounts Receivable and the name of each account debtor obligated on such Accounts Receivable (and, upon request of Administrative Agent, copies of invoices, credit reports, and any other matters and information relating to the Eligible Accounts Receivable), (c) an Inventory report, setting forth the location, type and cost of all such Inventory, and (d) a summary aged listing of Borrower's accounts payable and an aged list of the ten (10) largest accounts payable.

         BORROWING NOTICE means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to SECTION 2.03(A), which, if in writing, shall be substantially in the form of EXHIBIT A-1 or A-2, as applicable.

         BUSINESS DAY means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of Texas, or are in fact closed and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

         CAPITAL EXPENDITURE by a Person means an expenditure (determined in accordance with GAAP) for any fixed asset owned by such Person for use in the operations of such Person having a useful life of more than one year, or any improvements or additions thereto.

         CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

         CASH COLLATERALIZE means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash and deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents hereby are consented to by the Lenders).

         CASH EQUIVALENTS means:

                  (a) United States Dollars;

                  (b) direct general obligations, or obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof having remaining maturities of not more than 13 months, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemptions;

                  (c) certificates of deposit and eurodollar-time deposits with maturities of thirteen (13) months or less, bankers acceptances with maturities not exceeding 180 days, overnight bank deposits and other similar short term instruments, in each case with any domestic commercial bank having capital and surplus in excess of $250,000,000 and having a rating of at least "A2" by Moody's and at least "A" by S&P;

                  (d) repurchase obligations with a term of not more than 13 months for underlying securities of the types described in (b) and (c) above entered into with any financial institution meeting the qualifications in (c) above;

                  (e) commercial paper (having original maturities of not more than 270 days) of any Person rated "P-1" or better by Moody's or "A-1" or the equivalent by S&P; and

                  (f) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clause (a) through (e) above.

         CERCLA has the meaning specified in the definition of ENVIRONMENTAL
LAW.

         CHANGE OF CONTROL means an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the Voting Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the Voting Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or

                  (d) the Borrower ceases to own 100% of the Equity Interests of each Subsidiary which is a Loan Party.

         CHANGE IN LAW means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the L/C Issuer (or, for purposes of SECTION 3.04(B), by any Lending Office of such Lender or by such Lender's or the L/C Issuer's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         CLOSING DATE means the date upon which this Agreement has been executed by the Borrower, the Lenders and the Administrative Agent.

         CODE means the Internal Revenue Code of 1986 as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         COLLATERAL means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower, and its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders, whether under this Agreement, the Collateral Documents, or under any other document executed by any Borrower Affiliate and delivered to the Administrative Agent or the Lenders.

         COLLATERAL AGENT means Royal Bank of Canada in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

         COLLATERAL DOCUMENTS means (a) each Guaranty, Security Agreement, the Lockbox and Collection Account Agreement, each pledge agreement, assignment, and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, financing statements, continuation statements, extension agreements and other similar agreements or instruments executed by the Borrower or any Subsidiary which is a Loan Party for the benefit of the Lenders now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable Law) against the Borrower or any Subsidiary which is a Loan Party, as debtor, in favor of the Lenders or the Administrative Agent for the benefit of the Lenders, as secured party, to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of Borrower under the Loan Documents, whenever made or delivered, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions, restatements, and extensions of any of the foregoing.

         COMMITMENT means, as to each Lender individually, its (i) Revolving Commitment, (ii) Term Loan Commitment, and (iii) Acquisition Facility Commitment.

         COMPENSATION PERIOD has the meaning set forth in SECTION 2.11(E)(II).

         COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT C-1.

         CONDITIONS EFFECTIVE DATE means the first date all the conditions precedent in SECTION 4.01 and SECTION 4.03 are satisfied or waived (or, in the case of SECTIONS 4.01(B) and (C), waived by the Person entitled to receive the applicable payment).

         CONSOLIDATED CASH FLOW FROM OPERATIONS means, for a given period the sum of (i) Consolidated Net Income, (ii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iii) deferred income taxes, and (iv) other non-cash items, each as determined for such period in accordance with GAAP.

         CONSOLIDATED CURRENT ASSETS means at any time, all assets that should be, in accordance with GAAP, classified as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

         CONSOLIDATED CURRENT LIABILITIES means at any time, all liabilities that should be, in accordance with GAAP, classified as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries (excluding that portion of the principal balance of any Loans outstanding hereunder which would be classified as current liabilities in accordance with GAAP).

         CONSOLIDATED EBITDA means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation, depletion, and amortization expense deducted in determining such Consolidated Net Income, and
(e) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses relating to Swap Contracts or resulting from accounting convention changes, of the Borrower and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

         CONSOLIDATED INTEREST CHARGES means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

         CONSOLIDATED NET DEBT means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, Indebtedness (excluding the amounts of any undrawn Letters of Credit) minus cash in excess of $3,000,000 (the amount necessary to meet Borrower's and its Subsidiaries' working capital needs for ongoing operations).

         CONSOLIDATED NET INCOME means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income or net loss of the Borrower and its Subsidiaries from continuing operations; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein): (a) the income (or loss) of any entity other than a Subsidiary in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of cash dividends or similar cash distributions; (b) net extraordinary gains and losses, (c) any gains or losses attributable to non-cash write-ups or write-downs of assets, (d) proceeds of any Insurance Payment other than business interruption insurance, (e) any gain or loss, net of taxes, on the sale, retirement or other disposition of assets (including Equity Interests of any other Person, but excluding the sale of inventories in the ordinary course of business), and (f) the cumulative effect of a change in accounting principles.

         CONSOLIDATED TANGIBLE NET WORTH means the consolidated net worth of the Borrower and its Subsidiaries after subtracting therefrom the aggregate amount of any Intangible Assets of the Borrower and its Subsidiaries.

         CONTRACTUAL OBLIGATION means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         CREDIT EXTENSION means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

         CURRENT MATURITIES OF LONG TERM INDEBTEDNESS means, in respect of the Borrower and as of any applicable date of determination thereof, all Indebtedness which should be classified as "funded indebtedness" or "long term indebtedness" on a balance sheet of such Person as of such date in accordance with GAAP.

         CURRENT RATIO means the ratio derived from dividing Consolidated Current Assets by Consolidated Current Liabilities.

         DEBT ISSUANCE means the issuance by the Borrower or any Subsidiary of any Indebtedness other than Indebtedness permitted under SECTION 7.04.

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         DEFAULT means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         DEFAULT RATE means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; PROVIDED, HOWEVER, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         DEPOSIT ACCOUNT PLEDGE AGREEMENT means collectively the agreements, however styled, among one or more Loan Parties, the Administrative Agent and Wells Fargo Credit, Inc. and/or Wells Fargo Bank, N.A. relating to the pledge of deposit accounts held in such financial institutions by one or more Loan Parties to the Administrative Agent, for the benefit of the Lenders, as Collateral.

         DISPOSITION or DISPOSE means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person of property owned by such Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The terms DISPOSITION and DISPOSE shall not include any Equity Issuance.

         DOLLAR and $ means lawful money of the United States.

         DOMESTIC means, with respect to an entity, that such entity is incorporated, organized or formed under the Laws of the United States, a state in the United States or any subdivision thereof or the District of Columbia.

         DOWNHOLE INJECTION means Downhole Injection Systems, LLC, a Texas limited liability company and Wholly-Owned Subsidiary.

         ELIGIBLE ASSIGNEE means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any institutional investor and (e) any other Person (other than a natural Person) approved in each of the foregoing instances by the Administrative Agent, the L/C Issuer (in instances involving the Revolving Facility only) and, unless a Default has occurred and is continuing or in connection with the settlement of a credit derivative transaction, the Borrower (each such approval not to be unreasonably withheld, conditioned or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of its respective Affiliates or Subsidiaries.

         ELIGIBLE ACCOUNTS RECEIVABLE means Accounts Receivable of the Borrower and any Domestic Subsidiary which is a Guarantor, excluding any Accounts
Receivable:

         (i) with respect to which more than ninety (90) days have elapsed since the date of the original invoice;

         (ii) with respect to which any of the representations, warranties, covenants, and agreements contained in any Collateral Document are incorrect or have been breached in any material respect;

         (iii) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason for such Accounts Receivable (or any other Accounts Receivable due from such account debtor);

         (iv) which represents a progress billing (as hereinafter defined) or as to which the Borrower or any of the Domestic Subsidiaries has extended the time for payment without the consent of the Administrative Agent; for the purposes hereof, "PROGRESS BILLING" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the account debtor's obligation to pay such invoice is conditioned upon the Borrower's or any of the Domestic Subsidiaries' completion of any further performance under the contract or agreement;

         (v) with respect to which any one or more of the following events has occurred to the account debtor on such Accounts
                  Receivable: death or judicial declaration of incompetency of an account debtor who is an individual; the filing by or against the account debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under Debtor Relief Laws of the U.S. or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the account debtor for the benefit of creditors;

                  the appointment of a receiver or trustee for the account debtor or for any of the assets of the account debtor including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code of the United States; the institution by or against the account debtor of any other type of insolvency proceeding (under Debtor Relief Laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the account debtor; the sale, assignment, or transfer of all or any material part of the assets of the account debtor; the nonpayment generally by the account debtor of its debts as they become due; or the cessation of the business of the account debtor as a going concern;

         (vi) if fifteen percent (15%) or more of the aggregate Dollar amount of outstanding Accounts Receivable owed at such time by the account debtor thereon is classified as ineligible under CLAUSE (I) above;

         (vii) owed by an account debtor which: (1) does not maintain its chief executive office in the United States; or (2) is not organized under the Laws of the United States or any state thereof; or (3) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; EXCEPT to the extent that such Accounts Receivable is secured or payable by a letter of credit satisfactory to the Administrative Agent in its discretion;

         (viii) owed by an account debtor which is an Affiliate or employee of the Borrower or any of its Subsidiaries;

         (ix) except as provided in CLAUSE (XI) below, with respect to which either the perfection, enforceability, or validity of the Administrative Agent's Liens in such Accounts Receivable, or the Administrative Agent's right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Accounts Receivable, is governed by any federal, state, or local statutory requirements other than those of the UCC;

         (x) owed by an account debtor to which the Borrower or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the account debtor, unless the account debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights; or if the account debtor thereon has disputed liability or made any claim with respect to any other Accounts Receivable due from such account debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

         (xi) owed by the government of the United States, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.3727 ET SEQ.), and any other steps necessary to perfect the Administrative Agent's Liens therein, have been complied with to the Administrative Agent's satisfaction with respect to such Accounts Receivable;

         (xii) owed by any state, municipality, or other political subdivision of the United States, or any department, agency, public corporation or other instrumentality thereof and as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;

         (xiii) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

         (xiv) which is evidenced by a promissory note or other instrument or by chattel paper;

         (xv) if the Administrative Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Accounts Receivable is reasonably likely to be impaired or that the Accounts Receivable could reasonably be expected not to be paid by reason of the account debtor's financial inability to pay;

         (xvi) with respect to which the account debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower or any of the Domestic Subsidiaries to seek judicial enforcement in such state of payment of such Accounts Receivable, unless such Borrower or Domestic Subsidiary has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

          (xvii) with respect to which the goods giving rise to such Accounts Receivable have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Accounts Receivable have not been performed by the Borrower or a Domestic Subsidiary, as applicable, and, if applicable, accepted by the account debtor, or the account debtor revokes its acceptance of such goods or services;

         (xviii) owed by an account debtor which is obligated to the Borrower or any of the Domestic Subsidiaries representing Accounts Receivable the aggregate unpaid balance of which exceeds fifteen percent (15%) of the aggregate unpaid balance of all Accounts Receivable owed to the Borrower or any of the Domestic Subsidiaries at such time by all of the Borrower's and the Domestic Subsidiaries' account debtors, but only to the extent of such excess;

         (xx) which is not subject to a first priority and perfected security interest in favor of the Administrative Agent for the benefit of the Lenders;

         (xxi) which is owed to any Subsidiary acquired after the Closing Date unless a field audit of such Person's Accounts Receivable has been delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent;

         (xxii) Accounts Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the business of the Borrower or any Subsidiary, as the case may be; or

         (xxiii) which the Administrative Agent or the Required Lenders in their reasonable discretion determine to be ineligible.

If any Accounts Receivable at any time ceases to be an Eligible Accounts Receivable, then such Accounts Receivable shall promptly be excluded from the calculation of Eligible Accounts Receivable.

         ELIGIBLE INVENTORY means all Inventory of the Borrower and a Domestic Subsidiary which is a Guarantor, excluding any Inventory:

         (i) that is not owned by the Borrower or is not owned by a Domestic Subsidiary which is a Guarantor;

         (ii) that is not subject to the Administrative Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in CLAUSE (D) (to the extent CLAUSE (VIII) below has been complied with) of SECTION 7.01; PROVIDED that such Permitted Liens (1) are junior in priority to the Administrative Agent's Liens and (2) do not impair directly or indirectly the ability of the Administrative Agent to realize on or obtain the full benefit of such Inventory);

         (iii)    that does not consist of finished goods or raw materials;

         (iv) that consists of work-in-process, samples, prototypes, supplies, or packing and shipping materials;

         (v) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale;

         (vi) that is obsolete or returned or repossessed or used goods taken in trade;

         (vii) that is located outside the United States (or that is in transit from vendors or suppliers);

         (viii) that is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower or any of its Subsidiaries, if the warehouseman, or the bailee, or the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Administrative Agent;

         (ix) that contains or bears any intellectual property rights licensed to the Borrower or any of its Subsidiaries by any Person, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of any Collateral Document and SECTION 8.02 without infringing the rights of the licensor of such intellectual property rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Borrower has not delivered to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent if requested;

         (x)      that is not reflected in the details of an Inventory report;

         (xi)     that is Inventory placed on consignment;

         (xii) owned by any Loan Party unless a field audit of such Person's Inventory has been delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent;

         (xiii) with respect to which any of the representations, warranties, covenants, and agreements contained in any Collateral Document are incorrect or have been breached in any material respect; or

          (xiv) which the Administrative Agent or the Required Lenders in their reasonable discretion determine to be ineligible.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

         EMPLOYEE EQUITY SALES means the sale of Equity Interests in the Borrower to directors, officers, employees and consultants to the Loan Parties (whether or not under a plan).

         ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. ss.1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. ss.1100 1 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. ss.4321 et seq.), the Oil Pollution Act (33 U.S.C. ss.2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Rivers and Harbors Act (33 U.S.C. ss.401 et seq.), the Safe Drinking Water Act (42 U.S.C. ss.201 and ss.300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. ss.6901 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

         EQUITY INTERESTS means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

         EQUITY ISSUANCE means any issuance by the Borrower or any Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, (d) any issuance of its Equity Interests in connection with financing the acquisition of 100% of the capital stock of Casing Services and Equipment, Inc., (e) any issuance of its Equity Interests as consideration for all or a portion of the purchase price for any acquisition, (f) the sale of up to 1.8 million shares of Borrower's capital stock by Borrower in connection with the Public Offering, and (g) Employee Equity Sales. The term "EQUITY ISSUANCE" shall not be deemed to include any sale by existing shareholders of the Borrower of Borrower's common stock in the Public Offering.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued pursuant thereto.

         ERISA AFFILIATE means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
SECTION 414(B) or (C) of the Code (and SECTIONS 414(M) and (O) of the Code for purposes of provisions of this Agreement relating to obligations imposed under
SECTION 412 of the Code).

         ERISA EVENT means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to SECTION 4063 of ERISA during a plan year in which it was a substantial employer (as defined in SECTION 4001(A)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under SECTION 4062(E) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under SECTIONS 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under SECTION 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under TITLE IV of ERISA, other than PBGC premiums due but not delinquent under SECTION 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         EURODOLLAR RATE means for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the LIBOR I screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such

         Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         EURODOLLAR RATE LOAN means a Loan that bears interest at a rate based on the Eurodollar Rate.

         EVENT OF DEFAULT means any of the events or circumstances specified in
ARTICLE VIII.

         EVERGREEN LETTER OF CREDIT has the meaning specified in SECTION 2.14(B)(III).

         EXCESS CASH FLOW means quarterly, the amount equal to Consolidated Cash Flow From Operations for such quarter, MINUS the sum of (i) maintenance Capital Expenditures for such quarter PLUS (ii) principal payments on Indebtedness actually made during such quarter and permitted to be made under this Agreement.

          EXISTING CREDIT AGREEMENTS means collectively Borrower's and its Subsidiaries' existing Credit Agreement with Wells Fargo Credit, Inc. dated December 7, 2004 and AirComp's existing Credit Agreement with Wells Fargo Bank, N.A. dated November 15, 2004.

         FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         FISCAL YEAR means each year beginning January 1st and ending the following December 31st.

         FIXED ASSET COVERAGE RATIO means as of any determination date, the ratio derived by dividing the fair market value of the Borrower's and its Subsidiaries' fixed assets (as determined by the most recently delivered asset appraisals delivered to the Administrative Agent pursuant to SECTION 6.02(D)) on which the Administrative Agent, for the benefit of the Lenders, holds a perfected, first priority Lien divided by the sum of the Outstanding Amount on such date of the Acquisition Loan Principal Debt PLUS Term Loan Principal Debt.

         FOREIGN LENDER has the meaning specified in SECTION 10.15.

         FUND means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED THAT, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other legal entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         GUARANTORS means any Person and every present and future Subsidiary of Borrower which undertakes to be liable for all or any part of the Obligations by execution of a Guaranty, or otherwise.

         GUARANTY means collectively a guaranty in form and substance satisfactory to the Administrative Agent now or hereafter executed by any Guarantor in favor of the Administrative Agent on behalf of the Lenders guaranteeing the Obligations.

         GUARANTY OBLIGATION means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of another Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other payment obligation of the payment of such Indebtedness or other payment obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other payment obligation of the payment thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other payment obligation of any other Person, whether or not such Indebtedness or other payment obligation is assumed by such Person; PROVIDED, HOWEVER, that the term "GUARANTY OBLIGATION" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be the lesser of (a) an amount equal to the stated or determinable outstanding amount of the related primary obligation and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless the outstanding amount of such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

         HAZARDOUS SUBSTANCE means any substance that poses a threat to, or is regulated to protect, human health, safety, public welfare, or the environment, including without limitation (a) any "hazardous substance," "pollutant" or "contaminant," and any "petroleum" or "natural gas liquids" as those terms are defined or used under SECTION 101 of CERCLA, (b) "solid waste" as defined by the federal SOLID WASTE DISPOSAL ACT (42 U. S.C. ss.ss. 6901 et seq.), (c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde,
(h) putrescible materials, (i) infectious materials, (j) toxic microorganisms, including mold, or (k) any substance the presence or Release of which requires reporting, investigation or remediation under any Environmental Law.

         HONOR DATE has the meaning set forth in SECTION 2.14(C)(I).

         INDEBTEDNESS means, as to any Person at a particular time, all of the following:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) the face amount of all letters of credit (including standby and commercial), banker's acceptances, surety bonds, and similar instruments issued for the account of such Person and, without duplication, all drafts drawn and unpaid thereunder;

                  (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

                  (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable in the ordinary course of business not overdue by more than 90 days, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (e) Capital Leases and Synthetic Lease Obligations;

                  (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of any redeemable preferred Equity Interests, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends; and

                  (g) all Guaranty Obligations of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. In addition, the determination of Indebtedness of the Borrower and/or its Subsidiaries shall be made on a consolidated basis without taking into account any Indebtedness owed by any such Person to any other such Person.

         INDEMNIFIED LIABILITIES has the meaning set forth in SECTION 10.05.

         INDEMNITEES has the meaning set forth in SECTION 10.05.

         INSURANCE PAYMENT means any payment by an insurance company or other surety on account of property damage or casualty loss to any property of the Borrower or any of its Subsidiaries.

         INTANGIBLE ASSETS means the amount (to the extent reflected in determining consolidated net worth) of all unamortized debt discount and expense (to the extent, if any, recorded as an unamortized deferred charge), unamortized deferred charges, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names; PROVIDED, THAT for purposes of this definition, consolidated net worth shall be adjusted to exclude non-cash items, including foreign currency translation adjustments, unrealized gains and losses, and mark-to-market adjustments relating to Swap Contracts, pursuant to GAAP.

         INTEREST COVERAGE RATIO means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) the sum of (i) Consolidated Interest Charges during such period and (ii) imputed interest charges on Synthetic Leases, of the Borrower and its Subsidiaries during such period, if any.

         INTEREST PAYMENT DATE means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         INTEREST PERIOD means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Notice; PROVIDED that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

         INVENTORY means, for any of the Borrower and the Domestic Subsidiaries, all now owned or hereafter acquired inventory (as defined in the UCC), goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), and other materials and supplies of any kind, nature or description which are used or consumed in its business including packing and shipping materials.

         INVESTMENT means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interest of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or Equity Interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon, and shall, if made by the transfer or exchange of property other than cash be deemed to have been made in an amount equal to the fair market value of such property.

         INVOLUNTARY DISPOSITION means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrower or any Subsidiary.

         IRS means the United States Internal Revenue Service.

         JENS' OIL FIELD SERVICE means Jens' Oil Field Service, Inc., a Texas corporation.

         JENS RELATED SUBORDINATED INDEBTEDNESS means Indebtedness of Borrower owing to Jens H. Mortensen, Jr. in connection with that certain promissory note dated July 11, 2005 in the original principal amount of $3,330,522.60, which Indebtedness has been subordinated to the Obligations pursuant to the Jens Subordination Agreement.

         JENS SUBORDINATION AGREEMENT means that certain subordination agreement of even date herewith among the Borrower, Jens H. Mortensen, Jr. and Administrative Agent for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therfor).

         LAWS means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, any Governmental Authority.

         L/C ADVANCE means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         L/C BORROWING means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

         L/C CREDIT EXTENSION means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         L/C ISSUER means Royal Bank of Canada in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         L/C OBLIGATIONS means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit PLUS the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         LENDER has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

         LENDER HEDGING AGREEMENT means a Swap Contract between the Borrower and a Lender or an Affiliate of a Lender.

         LENDING OFFICE means, as to any Lender, the office or offices of such Lender set forth on its Administrative Details Form, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         LETTER OF CREDIT means any standby letter of credit issued hereunder.

         LETTER OF CREDIT APPLICATION means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

         LETTER OF CREDIT EXPIRATION DATE means the day that is five days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

         LETTER OF CREDIT SUBLIMIT means an amount equal to the lesser of (i) the Aggregate Revolving Commitment and (ii) $3,000,000.

         LEVERAGE RATIO means, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Net Debt as of the determination date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date, or if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter most recently ended.

         LIEN means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever to secure or provide for payment of any obligation of any Person (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         LOANS means collectively (i) the Revolving Loans, (ii) the Term Loans, and (iii) the Acquisition Loans, in each case as made by the Lenders to the Borrower pursuant to this Agreement and "LOANS" individually refers to any one of such Loans.

         LOAN DOCUMENTS means this Agreement, each Note, each of the Collateral Documents, the Agent/Arranger Fee Letter, each Borrowing Notice, each Borrowing Base Report, each Compliance Certificate, each Subordination Agreement, each Letter of Credit Application, and each other agreement, document or instrument delivered by the Borrower or any of its Subsidiaries from time to time in connection with this Agreement and the Notes.

         LOAN PARTY means each of the Borrower, each Guarantor, and each other entity that is an Affiliate of the Borrower that executes one or more Loan Documents.

         LOCKBOX AND COLLECTION ACCOUNT AGREEMENT means the Lockbox and Collection Account Agreement executed by each of the Loan Parties in favor of the Administrative Agent for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor).

         MASTER AGREEMENT has the meaning specified in the definition of SWAP CONTRACT.

         MATERIAL ADVERSE EFFECT means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries; (b) a material impairment of the ability of the Borrower, or any other Loan Party to perform their obligations under the Loan Documents to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any Loan Documents or the rights and remedies of Agent or any Lender thereunder.

         MATERIAL AGREEMENT means each agreement set forth in SCHEDULE 5.24.

         MATURITY DATE means July 11, 2007 and with reference to the Revolver Facility only means the earlier of (a) July 11, 2007, or (b) such earlier effective date of any other termination, cancellation, or acceleration of the Aggregate Revolving Commitment under this Agreement.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.

         MEXICAN CAPEX means capital expenditures by any Loan Party for the purchase of equipment or fixed or capital assets intended for use in, or actually used in, Mexico.

         MOODY'S means Moody's Investors Service, Inc.

         MULTIEMPLOYER PLAN means any employee benefit plan of the type described in SECTION 4001(A)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         NET CASH PROCEEDS means (i) cash received in connection with any Equity Issuance, (ii) cash received in connection with any Debt Issuance, (iii) any Insurance Payment and (iv) cash received in connection with any Disposition (including any cash received by way of deferred payment as and when received), in each case received by the Borrower or any of its Subsidiaries in connection with and as consideration therefor, on or after the date of consummation of such transaction, AFTER (i) deduction of Taxes payable in connection with or as a result of such transaction, and (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such transaction).

         NONRENEWAL NOTICE DATE has the meaning specified in SECTION
2.14(B)(III).

         NOTE means individually each (i) Revolver Note, (ii) Term Note, and
(iii) Acquisition Note and "NOTES" collectively refers to all such Notes.

         OBLIGATIONS means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. In addition, all references to the "OBLIGATIONS" in the Collateral Documents and in SECTIONS 2.13 and 10.09 of this Agreement shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof now or hereafter owed to any Lender or any Affiliate of a Lender arising pursuant to any Lender Hedging Agreement.

         OBLIGOR means the Borrower or any other Person (other than the Administrative Agent or any Lender) obligated under any Loan Document.

         ORGANIZATION DOCUMENTS means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate of formation and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         OTHER TAXES has the meaning specified in SECTION 3. 01(B).

         OUTSTANDING AMOUNT on any date (i) with respect to Loans, means the aggregate principal amount thereof after giving effect to any Borrowings and prepayments or repayments occurring on such date, (ii) with respect to any L/C Obligations, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date, and (iii) for purposes of SECTION 2.11(D) with respect to Obligations under a Lender Hedging Agreement, means the amount then due and payable under such Lender Hedging Agreement.

         PARTICIPANT has the meaning specified in SECTION 10.07(D).

         PBGC means the Pension Benefit Guaranty Corporation.

         PENSION PLAN means any "EMPLOYEE PENSION BENEFIT PLAN" (as such term is defined in SECTION 3(2)(A) of ERISA), other than a Multiemployer Plan, that is subject to TITLE IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in SECTION 4064(A) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         PERMITTED ACQUISITIONS means those acquisitions described on SCHEDULE 5.23.

         PERMITTED LIENS means Liens permitted under SECTION 7.01 as described in such Section.

         PERSON means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         PLAN means any "EMPLOYEE BENEFIT PLAN" (as such term is defined in SECTION 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

         PRO RATA SHARE means, at any date of determination, for any Lender, the percentage (carried out to the ninth decimal place) that its Commitment bears to the Aggregate Commitment.

         PUBLIC OFFERING means a public sale to occur within 120 days of the Closing Date of up to an aggregate of 5.3 million shares of the Borrower's common stock, of which up to 1.8 million shares can be sold by the Borrower and up to 3.5 million shares can be sold by shareholders of the Borrower.

         REGISTER has the meaning set forth in SECTION 10.07(C).

         RELATED PARTIES means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliate.

         RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

         REPORTABLE EVENT means any of the events set forth in SECTION 4043(C) OF ERISA, other than events for which the 30 day notice period has been waived.

         REQUEST FOR CREDIT EXTENSION means (a) with respect to a Borrowing, conversion or continuation of Loans, a Borrowing Notice, and (b) with respect to an L/C Extension, a Letter of Credit Application.

         REQUIRED LENDERS means (a) on any date of determination on and after the Closing Date and prior to the date of the initial Borrowing under this Agreement, those Lenders holding more than 66-2/3% of the Aggregate Commitment,
(b) on any date of determination on and after the date of the initial Borrowing under this Agreement and prior to the Maturity Date, those Lenders holding more than 66- 2/3% of the Outstanding Amount of Loans.

         RESPONSIBLE OFFICER means the president, chief executive officer, executive vice president, senior vice president, vice president, chief financial officer, controller, treasurer, assistant treasurer, secretary or general counsel of a Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company, and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         RESTRICTED PAYMENT by a Person means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or of any option, warrant or other right to acquire any such Equity Interest.

         REVOLVER FACILITY means the revolving credit facility as described in and subject to the limitations set forth in SECTION 2.01(A).

         REVOLVER FACILITY COMMITTED SUM means for any Lender with respect to the Revolver Facility, at any date of determination occurring prior to the Maturity Date, the amount stated beside such Lender's name under the heading for the Revolver Facility Commitment on the most-recently amended SCHEDULE 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents).

         REVOLVER NOTE means a promissory note of Borrower in substantially the form of EXHIBIT B-1, evidencing the obligation of Borrower to repay the Revolving Loans and all renewals and extensions of all or any part thereof and "REVOLVER NOTES" refers to all such promissory notes.

         REVOLVER PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Loans under the Revolver Facility.

         REVOLVING COMMITMENT means as to each Lender, its obligation to make Revolving Loans to the Borrower pursuant to SECTION 2.01(A) and to purchase participations in L/C Obligations pursuant to SECTION 2.14, in an aggregate principal amount at any one time outstanding not to exceed, when aggregated with the Revolving Loans made pursuant to SECTION 2.01(A), its Revolver Facility Committed Sum, in each case as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "AGGREGATE REVOLVING COMMITMENT").

         REVOLVING LOAN means an extension of credit by a Lender to the Borrower pursuant to SECTION 2.01(A).

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         S&P means Standard & Poor's.

         SECURITY AGREEMENTS means, collectively, the security agreements, or similar instruments, executed by any of the Loan Parties in favor of the Administrative Agent for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor), and "SECURITY AGREEMENT" means each of such Security Agreements.

         SUBORDINATED INDEBTEDNESS means collectively (i) the AirComp Related Subordinated Indebtedness, (ii) the Jens' Subordinated Indebtedness, and (iii) any other Indebtedness of Borrower or any of its Subsidiaries subordinated to the Obligations pursuant to a Subordination Agreement in form and substance satisfactory to the Administrative Agent.

         SUBORDINATION AGREEMENTS means collectively (i) the AirComp Related Subordination Agreement, (ii) the Jens' Subordination Agreement, and (iii) any other subordination agreement with Borrower or any of its Subsidiaries subordinating any Indebtedness to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Administrative Agent and SUBORDINATION AGREEMENT refers to any one of the foregoing.

         SUBSIDIARY of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which more than 50% of the Voting Stock at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "SUBSIDIARY" or to "SUBSIDIARIES" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         SWAP CONTRACT means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

         SWAP TERMINATION VALUE means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         SYNTHETIC LEASE OBLIGATION means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are depreciated for tax purposes by such Person. The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         TAXES has the meaning set forth in SECTION 3.01.

         TERM FACILITY COMMITTED SUM means for any Lender with respect to the Term Loan Facility, the amount stated beside such Lender's name under the heading for the Term Loan Facility on the most-recently amended SCHEDULE 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents).

         TERM LOAN means an extension of credit by a Lender to the Borrower pursuant to SECTION 2.01(B).

         TERM LOAN COMMITMENT means as to each Lender, its obligation to make a Term Loan to the Borrower on the Conditions Effective Date pursuant to SECTION 2.01(B), in an amount not to exceed its Term Facility Committed Sum, in each case as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "AGGREGATE TERM LOAN COMMITMENT").

         TERM LOAN FACILITY means the term credit facility as described in and subject to the limitations set forth in SECTION 2.01(B).

         TERM NOTE means a promissory note of Borrower in substantially the form of EXHIBIT B-2, evidencing the obligation of Borrower to repay the Term Loans and all renewals and extensions of all or any part thereof and "TERM NOTES" refers to all such promissory notes.

         TERM PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Term Loans.

         TYPE means, with respect to a Loan, (i) its character as a Revolving Loan, Term Loan or Acquisition Loan and (ii) its character as a Base Rate Loan or a Eurodollar Rate Loan.

         UCC means the Uniform Commercial Code as in effect in the State of Texas or other applicable jurisdiction.

         UNFUNDED PENSION LIABILITY means the excess of a Pension Plan's benefit liabilities under SECTION 4001(A)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to SECTION 412 of the Code for the applicable plan year.

         UNITED STATES or U.S. means the United States of America, its fifty states and the District of Columbia.

         UNREIMBURSED AMOUNT has the meaning set forth in SECTION 2.14(C)(I).

         VOTING STOCK means the capital stock (or equivalent thereof) of any class or kind, of a Person, the holders of which are entitled to vote for the election of directors, managers, or other voting members of the governing body of such Person.

         WHOLLY-OWNED when used in connection with a Person means any Subsidiary of such Person of which all of the issued and outstanding Equity Interests (EXCEPT shares required as directors' qualifying shares) are owned by such Person or one or more of its Wholly-Owned Subsidiaries.

         1.02     OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "HEREIN" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

                  (iii) The term "INCLUDING" is by way of example and not limitation.

                  (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   ARTICLE II.
                          THE COMMITMENT AND BORROWINGS

         2.01     LOANS.

         (a) REVOLVING LOANS. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally, but not jointly, agrees to make revolving loans (each such Loan a "REVOLVING LOAN") to Borrower from time to time on any Business Day during the period from the Conditions Effective Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the lesser of (i) the amount of such Lender's Pro Rata Share of one or more Revolving Loan Borrowings not to exceed, when aggregated with the Outstanding Amount of the L/C Obligations, such Lender's Revolving Commitment and (ii) such Lender's Pro Rata Share of the Borrowing Base. Revolving Loan Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; PROVIDED THAT, each such Revolving Loan Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Maturity Date. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; PROVIDED, HOWEVER, all Revolving Loan Borrowings made on the Conditions Effective Date shall be made as Base Rate Loans.

         (b) TERM LOANS. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally, but not jointly, agrees to make a term loan (each such Loan a "TERM LOAN") to Borrower in a single disbursement on the Conditions Effective Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Pro Rata Share of the Term Loan Commitment. If all or any portion of the Term Loan Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed. Any portion of the Term Loan Commitment that remains undisbursed after the initial disbursement under the Term Loan Facility shall be reduced to zero and cancelled on the date of such initial disbursement. The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein; PROVIDED, HOWEVER, the initial disbursement under the Term Loan Facility shall be made as a Base Rate Loan.

         (c) ACQUISITION LOANS. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally, but not jointly, agrees to make non-revolving loans (each such Loan an "ACQUISITION LOAN") to Borrower from time to time on any Business Day during the period from the Conditions Effective Date to the Acquisition Facility Drawdown Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Pro Rata Share of one or more Borrowings not to exceed such Lender's Acquisition Facility Commitment; provided that, each such Borrowing must occur on a Business Day and no later than the Acquisition Facility Drawdown Termination Date. If all or any portion of the Acquisition Loan Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed. Any portion of the Acquisition Facility Commitment that remains undisbursed after the Acquisition Facility Drawdown Termination Date shall be reduced to zero and cancelled on such date. The Acquisition Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein; PROVIDED, HOWEVER, the initial disbursement under the Acquisition Facility shall be made as a Base Rate Loan.

         2.02     BORROWING BASE DETERMINATIONS.

         (a) The Borrowing Base (the "BORROWING BASE") shall be equal to the lesser of (i) $13,000,000, and (ii) eighty-five percent (85%) of Eligible Accounts Receivable, plus fifty percent (50%) of Eligible Inventory (not to exceed $2,000,000 for Eligible Inventory). The Borrowing Base shall be determined each month by reference to the most recent Borrowing Base Report delivered to the Administrative Agent (absent any error in such Borrowing Base Report) which shall be effective as of the date such Borrowing Base Report is required to be delivered pursuant to SECTION 6.02(C).

         (b) During the period from the date hereof to the first redetermination of the Borrowing Base pursuant to SECTION 2.02(A), the Borrowing Base shall be determined based on the Borrowing Base Report delivered pursuant to SECTION 4.01(A)(VII).

         2.03     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Borrowing, each conversion of Loans from one interest rate Type to the other, and each continuation of Loans as the same interest rate Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and one Business Day prior to the requested date of any Borrowing of, conversion to or continuation of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by an authorized officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrowing, conversion or continuation (as applicable) is under the Acquisition Facility or Term Loan Facility, (ii) whether the Borrower is requesting a Borrowing, a conversion of Loans from one interest rate Type to the other, or a continuation of Loans as the same interest rate Type, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iv) the principal amount of Loans to be borrowed, converted or continued, (v) the interest rate Type of Loans to be borrowed or to which existing Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify the interest rate Type for a Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 11:00 a.m., New York time, on the Business Day specified in the applicable Borrowing Notice. Upon satisfaction of the applicable conditions set forth in SECTION 4.01 and SECTION 4.03 (and in the case of an Acquisition Loan, SECTION 4.04), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; PROVIDED, HOWEVER, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, FIRST, to the payment in full of any such L/C Borrowings, and SECOND, to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

         (e) After giving effect to all Borrowings, all conversions of Loans from one interest rate Type to the other, and all continuations of Loans as the same interest rate Type, there shall not be more than six (6) Interest Periods in effect at any given time with respect to Loans.

         2.04     PREPAYMENTS.

         (a) OPTIONAL PREPAYMENTS. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay in whole or in part Loans outstanding under the Acquisition Facility, Revolver Facility and/or Term Loan Facility without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) one Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof;
(iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; (iv) any prepayment of the Acquisition Loan and/or Term Loan shall be applied to installments of the Loan elected to be prepaid by Borrower in the inverse order of the remaining principal amortization payments for such Loan. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans and the interest rate Type(s) to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

         Unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof, any payment or prepayment of the Revolving Loans may be reborrowed by Borrower, subject to the terms and conditions hereof.

         (b) MANDATORY PREPAYMENTS. In addition to the prepayments required in
SECTION 2.06, Borrower shall also make mandatory prepayments as follows:

                  (i) PREPAYMENTS BY REASON OF BORROWING BASE DEFICIENCY. If on any date the Outstanding Amount of all Revolving Loans and L/C Obligations shall exceed the Borrowing Base, then the Borrower shall immediately make a mandatory prepayment of the Revolving Loans equal to such excess, and if any such excess remains after such prepayments, to the extent of such excess the Borrower shall immediately Cash Collateralize the L/C Obligations.

                  (ii) PREPAYMENTS BY REASON OF AGGREGATE REVOLVING COMMITMENT EXCEEDED. If on any date the Outstanding Amount of all Revolving Loans and L/C Obligations shall exceed the Aggregate Revolving Commitment, then the Borrower shall immediately make mandatory prepayments of Revolving Loans equal to such excess, and if any such excess remains after such prepayments, to the extent of such excess the Borrower shall immediately Cash Collateralize the L/C Obligations.

                  (iii) PREPAYMENTS BY REASON OF AGGREGATE ACQUISITION FACILITY COMMITMENT EXCEEDED. If on any date the Outstanding Amount of all Acquisition Loans shall exceed the Aggregate Acquisition Facility Commitment, then the Borrower shall immediately make a mandatory prepayment of Acquisition Loans equal to such excess.

                  (iv) DISPOSITIONS AND INVOLUNTARY DISPOSITIONS. The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions (other than Dispositions permitted by SECTION 7.07), Insurance Payments and Involuntary Dispositions (such prepayment to be applied as set forth in clause (viii) below).

                  (v) DEBT ISSUANCES. Immediately upon receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (viii) below).

                  (vi) EQUITY ISSUANCES. Immediately upon the receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Equity Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayment to be applied as set forth in clause
         (viii) below).

                  (vii) EXCESS CASH FLOW. Commencing with the first quarter following the first anniversary of the Closing Date, and quarterly thereafter within 45 days of each quarter end, provided that Borrower's Current Ratio would be at least 1.00 to 1.00 after giving effect to any mandatory prepayment required by this subsection, Borrower shall make a mandatory prepayment equal to seventy-five percent (75%) of Excess Cash Flow, which shall be applied pro rata to installments of principal, in the inverse order of their maturities, as a prepayment of the Term Loan and Acquisition Loan.

                  (viii) APPLICATION OF MANDATORY PREPAYMENTS. All amounts required to be paid pursuant to this SECTION 2.04(B)(IV), (V) and (VI) shall be applied as follows:

                            FIRST, to the payment of any L/C Borrowing;

                           SECOND, to the payment of any unpaid fees or expenses
                  of the Administrative Agent;

                           THIRD, to the Acquisition Loan (in the inverse order
                  of the remaining principal amortization payments)(with a corresponding reduction in the Aggregate Acquisition Facility Commitment);

                           FOURTH, (after the Acquisition Loan has been paid in
                  full) to the Term Loan (in the inverse order of the remaining principal amortization payments) (with a corresponding reduction in the Aggregate Term Loan Commitment);

                           FIFTH, (after the Term Loan has been paid in full) to
                  the Revolving Loan (with a corresponding reduction in the Aggregate Revolving Commitment); and

                           SIXTH, after all Revolving Loans have been repaid, to
Cash Collateralize L/C Obligations.

         Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities

         (c) PREPAYMENTS: INTEREST/FUNDING LOSS. All prepayments under this
SECTION 2.04 shall be subject to SECTION 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

         2.05 REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent: (i) terminate the Revolving Commitment prior to the Maturity Date to an amount not less than the sum of the Outstanding Amount of the then existing (a) Revolver Principal Debt and (b) L/C Obligations;
(ii) terminate the Term Loan Commitment prior to the date of disbursement of the Term Loan; and (iii) terminate the Acquisition Facility Commitment prior to the Acquisition Facility Drawdown Termination Date to an amount not less than the Outstanding Amount of the then existing Acquisition Loa Principal Debt; PROVIDED THAT (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination. Once reduced in accordance with this Section, the Commitment so reduced may not be increased. Any reduction of any Commitment shall be applied to the corresponding Commitment of each Lender according to its Pro Rata Share. All commitment fees on the portion of the Commitment so terminated which have accrued to the effective date of any termination of the such Commitment shall be paid on the effective date of such termination.

         2.06     REPAYMENT OF LOANS.

         (a) REVOLVING LOANS. The Borrower shall repay to the Lenders on the Maturity Date the aggregate Revolver Principal Debt outstanding on such date.

         (b) TERM LOANS. The Borrower shall repay the Term Loan Principal Debt in installments commencing on the first anniversary of the Closing Date and in monthly installments thereafter on the same day of each succeeding calendar month (or if there is no corresponding date in any month, on the last day of such month), each installment to be equal to 1/48th of the Term Loan Principal Debt outstanding on the first anniversary of the Closing Date (as such installments may hereafter be adjusted as a result of prepayments made pursuant to SECTION 2.04), with the Term Loan Principal Debt remaining outstanding on the Maturity Date being payable in full on the Maturity Date unless sooner accelerated pursuant to SECTION 8.02.

         (c) ACQUISITION LOANS. The Borrower shall repay the Acquisition Loan Principal Debt in installments commencing on the first anniversary of the Closing Date and in monthly installments thereafter on the same day of each succeeding calendar month (or if there is no corresponding date in any month, on the last day of such month), each installment to be equal to 1/48th of the Acquisition Loan Principal Debt outstanding on the first anniversary of the Closing Date (as such installments may hereafter be adjusted as a result of prepayments made pursuant to SECTION 2.04), with the Acquisition Loan Principal Debt remaining outstanding on the Maturity Date being payable in full on the Maturity Date unless sooner accelerated pursuant to SECTION 8.02.

         2.07     INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate.

         (b) While any Event of Default exists or after acceleration (i) the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law, and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         (d) If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Outstanding Amount of any Loans or L/C Obligations, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on such Outstanding Amount.

         2.08     FEES.

         (a) COMMITMENT FEES. The Borrower shall pay to the Administrative Agent for the account of each Lender the following:


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

                  (i) in accordance with its Pro Rata Share (based on its Revolving Commitment as a percentage of the Aggregate Revolving Commitment) a Revolver Facility commitment fee equal to one half percent (0.5%) per annum times the actual daily amount by which the Aggregate Revolving Commitment (subject to reduction pursuant to SECTION 2.05) exceeds the sum of (i) the Outstanding Amount of Revolving Loans PLUS (ii) the Outstanding Amount of L/C Obligations. The Revolver Facility commitment fee shall accrue at all times from the Closing Date until the Maturity Date, shall be calculated quarterly in arrears and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Revolver Facility commitment fee shall accrue at all times, including at any time during which one or more of the conditions in ARTICLE IV is not met; and

                  (ii) in accordance with its Pro Rata Share (based on its Acquisition Facility Commitment as a percentage of the Aggregate Acquisition Facility Commitment) an Acquisition Facility commitment fee equal to one half percent (0.5%) per annum times the actual daily amount by which the Aggregate Acquisition Facility Commitment (subject to reduction pursuant to SECTION 2.05) exceeds the Outstanding Amount of Acquisition Loans. The Acquisition Facility commitment fee shall accrue at all times from the Closing Date until the Acquisition Facility Drawdown Termination Date, and shall be due and payable on the Acquisition Facility Drawdown Termination Date. The Acquisition Facility commitment fee shall accrue at all times, including at any time during which one or more of the conditions in ARTICLE IV is not met.

         (b) ARRANGER'S AND ADMINISTRATIVE AGENT'S FEES. On the Closing Date, the Borrower shall pay certain fees to the Arranger and Administrative Agent to be shared between them and the Borrower shall pay certain fees to the Administrative Agent for the Administrative Agent's own account as an administrative agency fee, in the amounts and at the times specified in the letter agreement dated June 30, 2005 (the "AGENT/ARRANGER FEE LETTER"), between the Borrower, the Arranger and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever. Additionally, Borrower shall pay to the Administrative Agent for the Administrative Agent's own account the fees in the amounts and on the dates specified in the Agent/Arranger Fee Letter.

         2.09 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; PROVIDED that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.10     EVIDENCE OF DEBT.

         (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive, absent manifest error, of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or the L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by one or more Notes. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

         2.11     PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 11:00 a.m., New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 11:00 a.m., New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the definition of "INTEREST PERIOD," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If no Default or Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to fees, second to accrued interest then due and payable on the Outstanding Amount of Loans and L/C Obligations, and then to the remaining Obligations in the order and manner as Borrower may direct.

         (d) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully the Obligations, or if a Default or Event of Default exists (and SECTION 8.03 is not by its terms applicable), any payment or prepayment shall be applied in the following order: (i) to the payment of enforcement expenses incurred by the Administrative Agent, including Attorney Costs; (ii) to the ratable payment of all other fees, expenses, and indemnities for which the Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this SECTION 2.11(D)(II), a "RATABLE PAYMENT" for any Lender or the Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or the Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and the Administrative Agent on such date of determination); (iii) to the ratable payment of accrued and unpaid interest on the Outstanding Amount of Loans, Outstanding L/C Obligations and the Outstanding Amount of Obligations under Lender Hedging Agreements; and (iv) to the payment of the remaining Obligations, if any, in the order and manner the Required Lenders deem appropriate.

          (e) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.

         (f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and the conditions to the applicable Borrowing set forth in
ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (g) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in the L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent, of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them, and/or such subparticipations in the participations in L/C Obligations held by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan or such participations, as the case may be, pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.13 PRIORITY OF HEDGING OBLIGATIONS. Any amounts received in satisfaction of any Obligations arising under the Loan Documents, including, without limitation, Obligations under this Agreement and Obligations under any Lender Hedging Agreement shall rank PARI PASSU in right of payment and shall be used to repay such Obligations on a pro rata basis, unless specified otherwise in SECTION 2.11(D).

         2.14     LETTERS OF CREDIT.

         (a) THE LETTER OF CREDIT COMMITMENT.

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 2.14, (1) from time to time on any Business Day during the period from the Conditions Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and its Subsidiaries; PROVIDED that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension, (w) the Outstanding Amount of all

         L/C Obligations and all Revolving Loans would exceed the Borrowing Base, (x) the Outstanding Amount of all L/C Obligations and all Revolving Loans would exceed the Aggregate Revolving Commitment, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) subject to SECTION 2.14(B)(III), the expiry date
                  of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would
                  violate one or more policies of the L/C Issuer generally applicable to all borrowers; or

                           (E) such Letter of Credit is in a face amount less
                  than $100,000, or is to be used for a purpose other than as described in SECTION 6.12 or is denominated in a currency other than Dollars.

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
         Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
         (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended;
         (B) the proposed date of amendment thereof (which shall be a Business
         Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share TIMES the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "EVERGREEN LETTER OF CREDIT"); PROVIDED that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; PROVIDED, HOWEVER, that the L/C Issuer shall not permit any such renewal if it has received notice at least five Business Days immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from any Lender stating that one or more of the applicable conditions specified in SECTION 4.03 is not then satisfied and directing the L/C Issuer not to permit such renewal. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

                  (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing under the Revolver Facility of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitment and the conditions set forth in SECTION 4.03 (other than the delivery of a Borrowing Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this SECTION 2.14(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to SECTION 2.14(C)(I) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 11:00 a.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of SECTION 2.14(C)(III), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Revolving Loans because the conditions set forth in SECTION 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         SECTION 2.14(C) (II) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 2.14.

                  (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this SECTION 2.14(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.14(C), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.14(C) by the time specified in SECTION 2.14(C)(II), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) REPAYMENT OF PARTICIPATIONS.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 2.14(C), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.14(C)(I) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         The Borrower shall also promptly examine any documents sent to the L/C Issuer in connection with a drawing under a Letter of Credit after the L/C Issuer provides copies of such documents to the Borrower and the Borrower shall immediately notify the L/C Issuer of any objection or claim of noncompliance of such documents with the requirements of the Letter of Credit.

         (f) ROLE OF L/C ISSUER. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of SECTION 2.14(E); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount). The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit accounts at any Lender.

         (h) APPLICABILITY OF ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

         (i) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a letter of credit fee for each Letter of Credit issued equal to the Applicable Rate times the actual daily undrawn amount under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date.

          (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit issued equal to the greater of (i) $500 and (ii) 1/4 of 1% calculated on the face amount thereof. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

         (k) CONFLICT WITH LETTER OF CREDIT APPLICATION. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto; EXCLUDING, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under SECTION 3.01(C) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the reasonable judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (b) if the Required Lenders determine and notify the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, then the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

         (a) If any Lender determines that as a result of a Change in Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from
(i) Taxes or Other Taxes (as to which SECTION 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by SECTION 3.04(C) utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines a Change in Law has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital, then from time to time upon demand of such Lender

(with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "EUROCURRENCY LIABILITIES"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; PROVIDED the Borrower shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of the Administrative Agent or any Lender claiming compensation under this
ARTICLE III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         3.07 SURVIVAL. All of the Borrower's obligations under this ARTICLE III shall survive termination of the Aggregate Commitment and payment in full of all the other Obligations.


                                   ARTICLE IV.
                              CONDITIONS PRECEDENT

         4.01 CONDITIONS PRECEDENT. This Agreement shall be effective on the Conditions Effective Date subject to satisfaction of the following conditions precedent on or prior to such date:

         (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) and unless otherwise specified, each properly executed by an authorized officer of the signing Loan Party or other Person party thereto, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date), and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, the Guaranty, the Subordination Agreements, all other Collateral Documents (excluding the Lockbox and Collection Account Agreement), and the Deposit Account Pledge Agreement as deemed advisable by the Administrative Agent or its counsel, each dated as of the Closing Date;

                  (ii) Notes executed by the Borrower in favor of each Lender requesting such Notes, each Note in a principal amount equal to such Lender's Acquisition Facility Commitment, Revolving Commitment and Term Loan Commitment, and each Note dated as of the Closing Date;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (iv) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, and in good standing in the jurisdiction of its organization;

                  (v) a certificate signed by a Responsible Officer of the Borrower certifying (A) that all amounts under the Existing Credit Agreements have been, or concurrently with the initial funding under this Agreement will be repaid in full and all commitments of the lenders thereunder have been or concurrently with the initial funding under this Agreement, will be terminated and that all Liens securing any Indebtedness under the Existing Credit Agreements have been released, (B) that the representations and warranties contained in
         ARTICLE V are true and correct in all respects on and as of the Closing Date, (C) that no default or event of default under the Existing Credit Agreements has occurred and is continuing as of the day preceding the Closing Date, (D) that no Default or Event of Default has occurred and is continuing under this Agreement as of the Closing Date after the initial funding under this Agreement, (E) since March 31, 2005 there has occurred no material adverse change in the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or in the facts and information regarding the Borrower and its Subsidiaries previously delivered to the Administrative Agent or the Lenders, (F) that as of the Closing Date there are no material environmental or material legal issues affecting any Loan Party or any of the Collateral, (G) all necessary governmental and third party approvals necessary or required for any Loan Party to (i) enter into this Agreement or any of the Loan Documents or (ii) continue its business operations have been obtained and are in full force and effect, (H) there is no litigation, investigation or proceeding known to and affecting the Borrower or any of its Subsidiaries for which the Borrower is required to give notice pursuant to SECTION 6.03(B) (or, if there is any such litigation, investigation or proceeding, then a notice containing the information required by SECTION 6.03(B) shall be given concurrently with the delivery of the certificate given pursuant to this clause (v)), (I) no action, suit, investigation or proceeding is pending or, to the Borrower's knowledge, threatened in any court or before any arbitrator or Governmental Authority by or against the Borrower, or any of its Subsidiaries or any of their respective properties, that (y) could reasonably be expected to materially and adversely affect the Borrower or any Subsidiary, or (z) seeks to affect or pertains to any transaction contemplated hereby or the ability of the Borrower or any Loan Party to perform its obligations under the Loan Documents, (J) that contemporaneously with the funding of the initial Loan under this Agreement, Borrower will own 100% of the Equity Interest of AirComp and all Liens granted by AirComp as collateral security for the Existing Credit Agreement and all guaranties of AirComp's Indebtedness under the Existing Credit Agreement have been released, and (K) that the maturity of the Jens Related Subordinated Indebtedness has been extended to no earlier than October 11, 2007 and the maturity of the AirComp Related Subordinated Indebtedness is no earlier than October 11, 2007;

                  (vi) a certificate of a Responsible Officer of the Borrower
         (a) demonstrating compliance with all financial covenants herein for the quarter ended March 31, 2005, (b) as to the satisfaction of all conditions specified in this SECTION 4.01 and SECTION 4.03 (and if an Acquisition Loan is requested on the Conditions Effective Date, satisfaction of all conditions specified in SECTION 4.04), and (c) attaching a one-year financial forecast for the Borrower and its Subsidiaries on a consolidated basis;

                  (vii) a Borrowing Base Report from a Responsible Officer of the Borrower as of the most recent month end preceding the Closing Date;

                  (viii) a certificate of a Borrower's chief financial officer, in form and substance satisfactory to the Administrative Agent, certifying that neither the Borrower and any of its Subsidiaries is "insolvent" as such term is used and defined in (i) the United States Bankruptcy Code or (ii) the Texas Uniform Fraudulent Transfer Act, Tex. Bus. & Com. Code Ann. ss.24.003;

                  (ix) a commercial finance exam of the Borrower's and its Subsidiaries' accounts receivable, paid for by the Borrower, in form and substance satisfactory to the Administrative Agent;

                  (x) an opinion from counsel to each Loan Party, in form and substance satisfactory to the Administrative Agent and its counsel;

                  (xi) updated asset appraisals of the Borrower's and its Subsidiaries' assets from a recognized independent third party appraiser, paid for by the Borrower, in form and substance satisfactory to the Administrative Agent; and

                  (xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

         (b) Any fees due and payable at the Closing Date shall have been paid including, without limitation, payment of fees and expenses pursuant to the Agent/Arranger Fee Letter.

         (c) The Borrower shall have paid Attorney Costs of the Administrative Agent to the extent invoiced prior to, or on, the Closing Date.

         (d) Loan Documents, executed by each Loan Party that has assets or conducts business, in appropriate form for recording, where necessary, together with:

                  (i) such Lien searches as the Administrative Agent shall have reasonably requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens (other than Permitted Liens) in favor of any Persons;

                  (ii) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements or fees associated with the filing of any mortgages;

                  (iii) evidence that the Administrative Agent has been named as loss payee under all policies of casualty insurance pertaining to the Collateral;

                  (iv) certificates evidencing all of the issued and outstanding shares of capital stock, partnership interests, or membership interests pledged pursuant to any Collateral Document, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities pledged pursuant thereto are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders in accordance with the UCC; and

                   (v) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents (except to the extent otherwise permitted hereunder), and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

         (e) The Administrative Agent's receipt (with sufficient copies for all Lenders) of the certificate of incorporation of the Borrower, together with all amendments, certified by an appropriate governmental officer in its jurisdiction of organization, as well as any other information required by SECTION 326 of the USA Patriot Act or necessary for the Administrative Agent or any Lender to verify the identity of Borrower as required by SECTION 326 of the USA Patriot Act.

         The Administrative Agent shall notify the Borrower and the Lenders of the Conditions Effective Date, and such notice shall be conclusive and binding.

         4.02 DEADLINE FOR CONDITIONS EFFECTIVE DATE. If for any reason the Conditions Effective Date has not occurred by July 15, 2005, then, unless otherwise agreed by all Lenders, the Aggregate Commitment shall terminate at noon, Central time, on such date.

         4.03 CONDITIONS TO ALL LOANS AND L/C CREDIT EXTENSION. The obligation of each Lender to honor any Borrowing Notice and the obligation of the L/C Issuer to issue any Letter of Credit is subject to the following conditions precedent:

         (a) The representations and warranties of the Loan Parties contained in
ARTICLE V, including without limitation, SECTION 5.05(B) and SECTION 5.06, or which are contained in any document furnished at any time under or in connection herewith, including, but not limited to the Collateral Documents, shall be true and correct in all material respects on and as of the date such Loan is made, continued or converted, as applicable, or such Letter of Credit is issued except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) No Default or Event of Default shall exist or would result from such proposed Loan, continuation or conversion, or L/C Credit Extension.

         (c) The Administrative Agent and, if applicable, the L/C Issuer, shall have received a Request for Credit Extension and, if applicable, a Letter of Credit Application in accordance with the requirements hereof.

         (d) The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent reasonably may require.

         Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 4.03(A) and (B) have been satisfied on and as of the date of the applicable Credit Extension.

         4.04 CONDITIONS TO ALL ACQUISITION LOANS. The obligation of each Lender to honor any Borrowing Notice requesting an Acquisition Loan in connection with a Permitted Acquisition is subject to the following conditions precedent in addition to those set forth in SECTION 4.03:

         (a) the Administrative Agent shall have received, in form and substance reasonably satisfactory to it, if available, historical audited financial statements of the target company's operations for a minimum of one year (and for up to three years if available) or if audited historical financial statements are unavailable, such unaudited historical financial statements as may be satisfactory to the Administrative Agent as it reasonably may require;

         (b) an asset appraisal of the target company or target line of business from a recognized independent third party appraiser, paid for by Borrower, in form and substance satisfactory to the Administrative Agent; and

         (c) a Compliance Certificate for the most recent quarter end demonstrating compliance with all financial covenants on a pro forma basis giving effect to the proposed Permitted Acquisition for which an Acquisition Loan is being requested.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower and each Loan Party by its execution of this Agreement represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE; QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Borrower and each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party and the consummation of the transactions described herein, have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

         5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, except for the filings in connection with the granting of security interests pursuant to the Collateral Documents, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

         5.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The audited financial statements delivered to the Lenders were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. Such financial statements: (i) fairly present the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. SCHEDULE 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries on a consolidated basis as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

         (b) Since March 31, 2005, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.


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

         5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Loan Party or against any of their properties or revenues which (a) seek to affect or pertain to this Agreement or any other Loan Document, the borrowing of Loans, the use of the proceeds thereof, or the issuance of Letters of Credit hereunder, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.07 NO DEFAULT. Neither the Borrower nor any Loan Party is in default under or with respect to any Contractual Obligation which could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 OWNERSHIP OF PROPERTY; LIENS. From and after the Closing Date, (a) each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all its real and personal property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) the property of the Borrower and Loan Parties is subject to no Liens, other than Permitted Liens. At the Closing Date, the only Loan Party which owns real property is Jen's Oil-Field Service which owns an approximately 8 acre equipment yard in Edinburg, Texas.

         5.09 ENVIRONMENTAL COMPLIANCE. The Borrower has reasonably concluded that (a) there are no claims alleging potential liability under or responsibility for violation of any Environmental Law except any such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) there is no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property owned, operated or used the Borrower or any Borrower Affiliate that could reasonably be expected to have a Material Adverse Effect, and (c) there is no violation of or by the Borrower or any Borrower Affiliate of any Environmental Law, except for such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. The properties of the Borrower and the Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the Subsidiaries operate.

         5.11 TAXES. The Borrower and the Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed for tax years ending prior to 2004, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrower or any of its Subsidiaries that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

         5.12     ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws except to the extent that noncompliance could not reasonably be expected to have a


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

Material Adverse Effect. Each Plan that is intended to qualify under SECTION 401(A) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to SECTION 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to SECTION 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under SECTION 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under SECTION 4219 of ERISA, would result in such liability) under SECTIONS 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to SECTIONS 4069 or 4212(C) of ERISA.

         5.13 SUBSIDIARIES AND OTHER INVESTMENTS. As of the Closing Date the Borrower (i) will have no Subsidiaries other than those specifically disclosed in SCHEDULE 5.13, and all of the outstanding equity interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified in SCHEDULE 5.13 free and clear of all Liens, (ii) will have no equity investment in any other corporation or other entity other than those specifically disclosed in SCHEDULE 5.13, and (iii) will have no other Investments except as disclosed in SCHEDULE 5.13.

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; USE OF PROCEEDS.

         (a) Neither the Borrower nor any of its Subsidiaries is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Margin stock constitutes less than 25% of those assets of each Loan Party which are subject to any limitation on a sale, pledge, or other restrictions hereunder.

         (b) Neither the Borrower nor any Borrower Affiliate, no Person controlling the Borrower or any Borrower Affiliate, or any Subsidiary thereof
(i) is a "HOLDING COMPANY," or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," or an "AFFILIATE" of a "HOLDING COMPANY" or of a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "INVESTMENT COMPANY" under the Investment Company Act of 1940.

         (c) The Borrower will use all proceeds of Credit Extension in the manner set forth in SECTION 6.12.


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

         5.15 DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         5.16 LABOR MATTERS. There are no actual or threatened strikes, labor disputes, slowdowns, walkouts, or other concerted interruptions of operations that could reasonably be expected to have a Material Adverse Effect.

         5.17 COMPLIANCE WITH LAWS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.18 THIRD PARTY APPROVALS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any party that is not a party to this Agreement is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document EXCEPT where obtained or where the failure to receive such approval, consent, exemption, authorization, or the failure to do such other action by, or provide such notice could not reasonably be expected to have a Material Adverse Effect.

         5.19 SOLVENCY. Neither the Borrower nor any of its Subsidiaries is "insolvent" as such term is used and defined in (i) the United States Bankruptcy Code or (ii) the Texas Uniform Fraudulent Transfer Act, Tex. Bus. & Com. Code Ann. ss.24.003.

         5.20 COLLATERAL.

         (a) The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in all Rights, titles and interests of each Loan Party in the Collateral described therein, except as otherwise permitted hereunder; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to all Security Agreements.

         (b) All representations and warranties of each Loan Party thereto contained in the Collateral Documents are true and correct in all material respects.

         (c) None of the terms or provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any Loan Party is a party or by which the Borrower or any Loan Party or the property of the Borrower or any Loan Party is bound prohibit the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on material assets evidenced and created by any of the Loan Documents.

         5.21 INTELLECTUAL PROPERTY: LICENSES, ETC.. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.22 LEASED LOCATIONS. SCHEDULE 5.22 lists all locations where any Collateral is located.

         5.23 PERMITTED ACQUISITIONS. The Borrower has delivered, or caused to be delivered, to the Administrative Agent and each Lender prior to the Closing Date all relevant information regarding the potential acquisition targets and/or assets specified on SCHEDULE 5.23 for which Borrower has requested the Lenders' prior consent to use proceeds of the Acquisition Loan to close the purchase of such potential targets and/or assets.

         5.24 MATERIAL AGREEMENTS. Set forth on SCHEDULE 5.24 are all material agreements of any Loan Party, which for purposes of this representation are agreements (whether written or oral) relating to Indebtedness of any Loan Party in excess of $1,000,000 or pertaining to sales or provision of services accounting for more than 10% of any Loan Party's aggregate Consolidated EBITDA. The Borrower has delivered, or caused to be delivered, to the Administrative Agent and each Lender prior to the Closing Date a copy of each Material Agreement.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall cause each Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

         (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable state and federal securities laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or


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

exception as to the scope of such audit and (ii) if applicable, an attestation report of such independent certified public accountants as to the Borrower's internal controls pursuant to Section 404 of Sarbanes-Oxley expressing a conclusion to which the Required Lenders do not object;

         (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

         (c) within 45 days after the end of each Fiscal Year, the Borrower shall deliver a one year projection/budget for the Borrower and its Subsidiaries on a consolidated basis for the then current Fiscal Year.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in SECTIONS 6.01(A) and (b), a duly completed Compliance Certificate in the form of EXHIBIT C signed by a Responsible Officer of the Borrower;

         (b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or written communication sent to the equity owners of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under
SECTION 13 or 15(D) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

         (c) within fifteen (15) days after the end of each calendar month, (i) a completed Borrowing Base Report calculating and certifying the Borrowing Base as of the last day of such calendar month, certified as complete and correct and signed on behalf of the Borrower by its chief financial officer, and (ii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent shall request;

         (d) within fifteen (15) days after the first anniversary of the Closing Date, an independent third party asset appraisal of the Borrower's and its Subsidiaries' assets;

         (e) commencing with the fiscal quarter ending September 30, 2005 and as of each fiscal quarter thereafter, within 30 days after the end of each fiscal quarter, at Borrower's expense, a commercial finance examination of the Borrower's and each Subsidiary's financial and accounting records;

         (f) promptly upon receipt thereof, copies of all material notices, requests and other documents received by any Loan Party under or pursuant to any Contractual Obligation governing Indebtedness that is outstanding in a principal amount of at least $1,000,000 and, from time to time upon the reasonable request by the Administrative Agent, such information and reports regarding the such Contractual Obligation as the Administrative Agent may reasonably request; and

         (g) promptly after thereof, copies of all Revenue Agent Reports (IRS Form 886), or other written proposals of the IRS, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) of which the Borrower is a member aggregating $1,000,000 or more; and

         (h) promptly, such additional information regarding the business, financial or corporate affairs of Borrower or any of its Subsidiaries as the Administrative Agent, at the request of any Lender, may from time to time reasonably request, which information may include copies of any detailed audit reports, if any, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them.

         6.03 NOTICES. Promptly notify the Administrative Agent and each Lender:

         (a) of the occurrence of any Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension of licenses or permits between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) of the occurrence of any ERISA Event; and

         (d) of any material change in accounting policies or financial reporting practices by the Borrower.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 6.03(A) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) the Obligations, (b) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (c) all lawful claims which, if unpaid, would by Law become a Lien upon its property; EXCEPT in the case of clause (b) or (c), where (i) the validity thereof are being contested in good faith by appropriate proceedings and (ii) adequate reserves in accordance with GAAP are being maintained by the Borrower or a Subsidiary; unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.


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

         6.05 PRESERVATION OF EXISTENCE, ETC. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by SECTIONS 7.06 and 7.07; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF ASSETS AND BUSINESS; MOVEMENT OF COLLATERAL.

         (a) Maintain all material properties, equipment, licenses, permits, and franchises necessary for its normal business; (b) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; (c) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the operation of its business in compliance with applicable Law, EXCEPT where the failure to so maintain, renew, extend, or continue in effect could not reasonably be expected to have a Material Adverse Effect; (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (e) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         (b) Keep all Collateral other than Collateral located outside the United States on the Closing Date within the United States unless prior written notice is given to the Administrative Agent of the intent to move such Collateral outside the United States and the Administrative Agent consents in writing to the movement of such Collateral outside the United States.

         6.07 MAINTENANCE OF INSURANCE. Maintain insurance with financially sound and reputable insurance companies not Affiliates of Borrower with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and which is satisfactory to the Administrative Agent and the Required Lenders and will (i) furnish to the Administrative Agent on each anniversary of the Closing Date a certificate or certificates of insurance from the applicable insurance company evidencing the existence of insurance required to be maintained by this Agreement and the other Loan Documents and evidencing that Administrative Agent is listed as sole loss payee on property insurance and the Administrative Agent and Lenders are additional insureds on liability insurance, and (ii) upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained in accordance with this Section.

         6.08 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS.

         (a) Comply in all material respects with the requirements of all Laws (including Environmental Laws and ERISA Laws) applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto, or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations, except the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

         6.09 BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; PROVIDED, HOWEVER, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         6.11 COMPLIANCE WITH ERISA. With respect to each Plan maintained by Borrower, do each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws; (b) cause each Plan which is qualified under SECTION 401(A) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to SECTION 412 of the Code, EXCEPT to the extent that noncompliance, with respect to each event listed above, could not be reasonably expected to have a Material Adverse Effect

         6.12 USE OF PROCEEDS. Use proceeds of (i) the Revolver Facility to (a) finance working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries, and (b) issue Letters of Credit, (ii) the Term Loan Facility to refinance certain Indebtedness of the Borrower and its Subsidiaries and to pay related financing costs and transaction expenses; and
(iii) the Acquisition Facility to refinance existing Indebtedness of AirComp, to finance Permitted Acquisitions and to pay related financing costs and transaction expenses.

         6.13 GUARANTIES. As an inducement to the Administrative Agent and Lenders to enter into this Agreement, each Subsidiary of Borrower shall execute a Guaranty in connection with this Agreement. In addition, at the time of the formation or acquisition of any Subsidiary of the Borrower, the Borrower shall cause such Subsidiary to execute and deliver to the Administrative Agent (a) a Guaranty providing for the guaranty of payment and performance of the Obligations, (b) Collateral Documents in form and substance satisfactory to the Administrative Agent creating liens and security interests in all assets and properties of such Subsidiary and in the Equity Interests in such Subsidiary, and (c) certified copies of such Subsidiary's Organization Documents and opinions of counsel with respect to such Subsidiary and such Guaranty, and (d) such other documents and instruments as may be required with respect to such Subsidiary pursuant to SECTION 6.14.

         6.14 FURTHER ASSURANCES; ADDITIONAL COLLATERAL.

         (a) The Borrower shall and shall cause each of its Subsidiaries to take such actions and to execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent on behalf of the Lenders shall, at all times, have received currently effective duly executed Loan Documents granting Liens and security interests in substantially all of the assets of the Borrower and each of its Subsidiaries, including all fixed assets, real property, Accounts Receivable, Inventory, Equity Interests, equipment, general intangibles, and deposit accounts.


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

         (b) In connection with the actions required pursuant to the foregoing subsection (a), the Borrower shall and shall cause each Subsidiary to execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, title insurance and other documents, and shall use commercially reasonable efforts to obtain landlord and mortgagee waivers and third party consents, as shall be requested by the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent.

         (c) The Liens required by this SECTION 6.14 shall be first priority perfected Liens in favor of the Administrative Agent for the benefit of the Lenders, subject to no other Liens except Permitted Liens of the type described in SECTION 7.01. If the Administrative Agent shall determine that, as of any date, the Borrower shall have failed to comply with this SECTION 6.14, the Administrative Agent may (and at the direction of the Required Lenders, shall) notify the Borrower in writing of such failure and, within 30 days from and after receipt of such written notice by the Borrower, the Borrower shall execute and deliver to the Administrative Agent supplemental or additional Loan Documents, in form and substance satisfactory to the Administrative Agent and its counsel, securing payment of the Notes and the other Obligations and covering additional assets and properties of the Borrower or its Subsidiaries not then encumbered by any Loan Documents (together with such other information, as may be requested by the Administrative Agent, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent) such that the Administrative Agent shall have received currently effective duly executed and perfected Collateral Documents encumbering substantially all of the assets of the Borrower and its Subsidiaries as required by SECTION 6.14(A).

         (d) Within sixty (60) days after the Closing Date, the Loan Parties and Administrative Agent shall have entered into the Lockbox and Collection Account Agreement with the financial institution holding the Loan Parties' operating and other bank accounts or otherwise have taken such actions as the Administrative Agent reasonably requests to give the Administrative Agent, for the benefit of the Lenders, a first priority perfected Lien on all deposit accounts of the Loan Parties.

         6.15 LANDLORD LIEN WAIVERS. The Borrower will use its best efforts to deliver, or cause to be delivered, to the Administrative Agent landlord and mortgagee waivers, executed by the landlords and mortgagees specified on
SCHEDULE 5.22 and, except as disclosed in writing to Administrative Agent, there are no locations where any Collateral is located and Borrower or any Subsidiary is a tenant or lessee which is not subject to a valid landlord or mortgagee waiver in favor of the Administrative Agent or if there are any such locations, Borrower will so advise the Administrative Agent and promptly under take to obtain landlord and mortgagee waivers.


                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower agrees that it shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         7.01 LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a) Liens pursuant to any Loan Document;


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         (b) Liens existing on the Conditions Effective Date and listed on
SCHEDULE 7.01 to this Agreement and any renewals or extensions thereof; PROVIDED that the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 7.04(B);

         (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other encumbrances affecting real property which, in the aggregate, are not substantial in amount and which do not, in any case, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (h) any Lien existing on any asset (other than stock of a Subsidiary) prior to acquisition thereof by the Borrower or a Loan Party, and not created in contemplation of such acquisition; PROVIDED that (i) no such Lien shall be extended to cover property other than the asset being acquired, (ii) such Lien was not created in contemplation of or in connection with such acquisition, and
(iii) the Indebtedness thereby secured is permitted by SECTION 7.04(F);

         (i) Liens securing Capital Lease obligations permitted under SECTION 7.04(G); PROVIDED that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Lease obligations;

         (j) Purchase money Liens upon or in any property acquired by Borrower or any Loan Party to secure the deferred portion of the purchase price of such property or to secure Indebtedness incurred to finance the acquisition of such property; PROVIDED that (i) no such Lien shall be extended to cover property other than the property being acquired, and (ii) the Indebtedness thereby secured is permitted by SECTION 7.04(E);

         (k) Liens reserved in or exercisable under any lease or sublease to which the Borrower or a Loan Party is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease; PROVIDED, that the rent


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under such lease or sublease is not then overdue and the Borrower or Loan Party is in material compliance with the terms and conditions thereof;

         (l) any interest or title of a lessor under any lease entered into by the Borrower or any Loan Party in the ordinary course of its business and covering only the assets so leased; and

         (m) Liens securing Indebtedness permitted under SECTION 7.04(H).

         7.02 INVESTMENTS. Make or own any Investments (including any Investment in any foreign Subsidiary), except:

         (a) Investments existing on the Closing Date and listed on SCHEDULE
5.13;

         (b) Cash Equivalents;

         (c) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $50,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

         (d) Investments of the Borrower in any Domestic Subsidiary which is a Guarantor and Investments of any Guarantor in another Guarantor;

         (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (f) Permitted Acquisitions;

         (g) Investments consisting of (i) the acquisition of 100% of the capital stock of Casing Services and Equipment, Inc. by issuance of Borrower's Equity Interests and/or proceeds from the sale of up to 1.8 million shares of Borrower's capital stock by Borrower in connection with the Public Offering (it being agreed and understood that no Loan proceeds may be used for such acquisition) and (ii) other Investments made by issuance of Borrower's Equity Interest and/or proceeds from the sale of up to 1.8 million shares of Borrower's capital stock by Borrower in connection with the Public Offering; PROVIDED any Investment described in clause (ii) has been approved in writing by the Administrative Agent.

         (h) other Investments not exceeding $100,000 in the aggregate in any Fiscal Year of the Borrower.

         7.03 SWAP CONTRACTS. Enter into any Swap Contracts other than in the ordinary course of business for the purpose of protecting against fluctuations in interest rates or foreign exchange rates and not for purposes of speculation; PROVIDED that the Swap Contract shall not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

         7.04 INDEBTEDNESS. Create, incur, or assume any Indebtedness except:


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         (a) Indebtedness under the Loan Documents;

         (b) Indebtedness (including Subordinated Indebtedness) outstanding on the date hereof and listed on SCHEDULE 5.05 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

         (c) Guaranty Obligations of the Borrower in respect of Indebtedness otherwise permitted hereunder of the Borrower;

         (d) Obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract to the extent permitted by SECTION 7.03;

         (e) Indebtedness of the Borrower and its Subsidiaries in respect of purchase money obligations for fixed or capital assets within the limitations set forth in SECTION 7.01(J); PROVIDED, HOWEVER, that the aggregate annual amount of such Indebtedness at any one time outstanding shall not exceed $1,000,000;

         (f) Indebtedness associated with Liens on assets acquired by the Borrower or any Loan Party or Indebtedness assumed by the Borrower or any Loan Party, in either instance in connection with a Permitted Acquisition; PROVIDED, HOWEVER, such Indebtedness at any one time outstanding shall not exceed $1,000,000;

         (g) Indebtedness of the Borrower and its Subsidiaries in connection with Capital Leases; PROVIDED, HOWEVER, such Indebtedness at any one time outstanding shall not exceed $1,000,000; and

         (h) Indebtedness associated with equipment financing for the Borrower and its Subsidiaries; PROVIDED, HOWEVER, such Indebtedness at any one time outstanding shall not exceed $5,000,000.

PROVIDED, that if any Indebtedness is incurred pursuant to this SECTION 7.04, both before and after such Indebtedness is created, incurred or assumed, no Default or Event of Default shall exist.

         7.05 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, EXCEPT for operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Borrower or any Subsidiary in the ordinary course of business prior to the Conditions Effective Date; PROVIDED that, such operating leases will not require the payment of an aggregate amount of payments in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $500,000 during the full remaining term of such leases, exclusive of expenses for maintenance, repairs, insurance taxes, assessments and similar changes.

         7.06 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:


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

         (a) any Subsidiary may merge with (i) the Borrower; PROVIDED that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; PROVIDED that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person; and

         (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; PROVIDED that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor.

         7.07     DISPOSITIONS.

         Make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b) Dispositions of Inventory in the ordinary course of business;

         (c) Dispositions of property by any Subsidiary to the Borrower, or by any Subsidiary or by the Borrower, to a Wholly-Owned Subsidiary that is a Guarantor;

         (d) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; or

         (e) Dispositions permitted BY SECTION 7.06.

         7.08 RESTRICTED PAYMENTS; DISTRIBUTIONS AND REDEMPTIONS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

         (a) each Subsidiary may make Restricted Payments to the Borrower and to Wholly-Owned Subsidiaries of the Borrower;

         (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

         (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

         (d) the Borrower may engage in any Equity Issuance, so long as the Net Cash Proceeds thereof are applied to the prepayment of the Loans pursuant to
SECTION 2.04(B)(VI).

         7.09 ERISA. At any time engage in a transaction which could be subject to SECTION 4069 or 4212(C) of ERISA, or permit any Plan maintained by Borrower or an ERISA Affiliate to: (a) engage in any non-exempt "PROHIBITED TRANSACTION" (as defined in SECTION 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "ACCUMULATED FUNDING


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DEFICIENCY" (as defined in SECTION 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

         7.10 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date.

         7.11 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

         7.12 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor,
(ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; PROVIDED, HOWEVER, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under SECTION 7.05 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

         7.13 USE OF PROCEEDS. Use the proceeds of any Loan or Letter of Credit for purposes other than those permitted by SECTION 6.12, or use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (i) purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (ii) to finance the acquisition of 100% of the capital stock of Casing Services and Equipment, Inc.

         7.14 CAPITAL EXPENDITURES. During any Fiscal Year make capital expenditures in excess of $10,000,000 in the aggregate (of which Mexican CapEx shall not exceed $4,500,000 for the Fiscal Year 2005 or $3,000,000 for any Fiscal Year thereafter); PROVIDED, HOWEVER, it is agreed and understood that capital expenditures excludes acquisitions made prior to the Closing Date, Permitted Acquisitions and those Investments allowed under SECTION 7.02(G).

         7.15 PREPAYMENTS. Except for Indebtedness incurred pursuant to the Loan Documents, neither Borrower nor any Subsidiary shall prepay any Indebtedness.

         7.16 SUBORDINATED INDEBTEDNESS. The Borrower will not amend documents governing Subordinated Indebtedness unless approved in writing by the Required Lenders (other than ministerial amendments and amendments to extend the time or times for payment). The Borrower shall not make any payments of interest or any other amounts in respect of the Subordinated Indebtedness if a Default or Event of Default shall have occurred and be continuing or would result from such payment. The Borrower will not repay any principal, interest or other indebtedness in respect of the Subordinated Indebtedness, or make any redemption or acquisition for value or defeasance, refinancing or exchange thereof or therefore, or make any payments in contravention of the applicable Subordination Agreement; PROVIDED, HOWEVER, with respect to the Jens/M-I Subordinated Indebtedness, a principal payment in the amount of $300,000 may be made on or before August 31, 2005 to reduce the outstanding principal balance thereof to no


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

less than $3,020,000 and with respect to all Subordinated Indebtedness up to an additional $1,000,000 principal may be repaid or prepaid so long as no Default or Event of Default shall have occurred and be continuing or would result from such payment and Borrower shall so certify to Administrative Agent in writing prior to any such payment; provided, however, any non-compete payments made to any holder of Subordinated Indebtedness is not considered a payment of Subordinated Indebtedness and does not count against the $1,000,000 amount specified in this sentence.

         7.17 AMENDMENTS OF CONSTITUTIVE DOCUMENTS. Borrower shall not amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents other than amendments that could not be reasonably expected to have a Material Adverse Effect.

         7.18 ACCOUNTING CHANGES. Borrower shall not make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by GAAP, or (ii) in its Fiscal Year.

         7.19 FINANCIAL COVENANTS.

         (a) MINIMUM TANGIBLE NET WORTH. Permit the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries on a consolidated basis as of the end of any calendar quarter to be less than the sum of (i) eighty-five percent (85%) of Borrower's Consolidated Tangible Net Worth as of June 30, 2005 PLUS (ii) 50% of Consolidated Net Income (if positive) after March 31, 2005, PLUS (c) 100% of the Net Cash Proceeds of any Equity Interest issued by Borrower or any of its Subsidiaries (including pursuant to the Public Offering) after the Closing Date. For purposes of calculating Consolidated Tangible Net Worth, the write-off of unamortized financing costs shall not be considered.

         (b) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than the ratio of 3.0 to 1.0.

         (c) CURRENT RATIO. Permit the Current Ratio as of the end of any fiscal quarter to be less than the ratio of 1.0 to 1.0.

         (d) FIXED ASSET COVERAGE RATIO. Permit the Fixed Asset Coverage Ratio as of the end of any fiscal quarter to be less than the ratio of 1.25 to 1.0.

         (e) LEVERAGE RATIO. Permit the Leverage Ratio as of the end of any fiscal quarter set forth below to be greater than the ratio set forth below:

                  Fiscal Quarter Ending                          Leverage Ratio

         Prior to and including September 30, 2006                3.50 to 1.00

         December 31, 2006 and thereafter                         3.25 to 1.00

         (f) ADJUSTMENTS FOR CERTAIN ACQUISITIONS. For purposes of determining compliance with SECTION 7.19(B) AND (E):


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

                  (i) Consolidated EBITDA shall be calculated after giving effect, on a pro forma basis for the four consecutive fiscal quarters most recently completed, to any Permitted Acquisition or any acquisition pursuant to SECTION 7.02(G) occurring during such period, as if such acquisition occurred on the first day of such period.

                  (ii) If, in connection with a Permitted Acquisition or any acquisition pursuant to SECTION 7.02(G), any Indebtedness is incurred or assumed by the Borrower or any of its Subsidiaries, then Consolidated Interest Charges shall be calculated, on a pro forma basis (in a manner acceptable to the Required Lenders) for the four quarters most recently completed, as if such Indebtedness had been incurred on the first day of such period.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a) NON-PAYMENT. The Borrower or any other Loan Party fails to pay (i) any amount due under the Agent/Arranger Fee Letter when and as required to be paid therein, (ii) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or (iii) within three Business Days after the same becomes due, any interest on any Loan, any L/C Obligation, any commitment or other fee due hereunder (other than a fee specified in the Agent/Arranger Fee Letter), or any other amount payable hereunder or under any other Loan Document; or

         (b) SPECIFIC COVENANTS. The Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.02, 6.03(A), 6.05 (with respect to any Loan Party's existence), 6.06, 6.10, 6.12, 6.13, 6.14, or
ARTICLE VII; or

         (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date notice has been given to the Borrower by the Administrative Agent or a Lender or (ii) the date a Responsible Officer knew or reasonably should have known of such Default; or

         (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

         (e) CROSS-DEFAULT. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder or under Swap Contracts) having an aggregate principal amount (or, in the case of a Capital Lease or a Synthetic Lease Obligation, Attributable Indebtedness) (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (individually or collectively) $1,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness, the lessor under such


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Synthetic Lease Obligation or the beneficiary or beneficiaries of such Guaranty
Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) (A) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or any Termination Event (as so defined) under such Swap Contract to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $1,000,000; or

         (f) INSOLVENCY PROCEEDINGS, ETC. (i) Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing; or (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 30 calendar days; or (iii) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 30 calendar days, or an order for relief is entered in any such proceeding; or

         (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against property which is a material part of the property of such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (h) JUDGMENTS. There is entered against the Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding (individually or collectively) $1,000,000 (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage), or
(ii) any non-monetary final judgment that has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) If the Borrower, any Borrower Affiliate or any of their ERISA Affiliates maintains any Pension Plan or any Multiemployer Plan, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any Borrower Affiliate under TITLE IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) if there is any Multiemployer Plan, the Borrower, any Borrower Affiliate or any ERISA Affiliate thereof fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under SECTION 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

         (j) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or termination of all Commitments and satisfaction in full of all


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the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (k) CHANGE OF CONTROL. There occurs any Change of Control; or

         (l) DISSOLUTION. The Borrower or any Loan Party shall dissolve, liquidate, or otherwise terminate its existence, except as permitted in SECTION 7.06; or

         (m) MATERIAL AGREEMENTS. (i) Termination of any Material Agreement, or any material provision of any of the foregoing if such termination could reasonably be expected to have a Material Adverse Effect and such agreement or provision is not replaced (prior to such cessation) in a manner satisfactory to the Administrative Agent; (ii) default by any Person in the performance or observance of any material term of any Material Agreement which is not cured within the applicable cure period specified in such Material Agreement, if such default could reasonably be expected to have a Material Adverse Effect; or (iii) any event or condition occurs or exists which in the opinion of the Administrative Agent is reasonably likely to (x) have a material adverse effect on the ability of Borrower or any of its Subsidiaries to perform its obligations under a Material Agreement and (y) result in a Material Adverse Effect hereunder; or

         (n) COLLATERAL; IMPAIRMENT OF SECURITY, ETC. (i) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against a Loan Party or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject to Permitted Liens; or

         (o) PROCEEDINGS BY SECURED CREDITORS. Any secured creditor of any Loan Party which is owed $1,000,000 or more takes any action to foreclose any Lien securing the Indebtedness owed to such secured creditor.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligations shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower;

         (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and


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         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection
(f) of SECTION 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs of the Administrative Agent and amounts payable under ARTICLE III) payable to the Administrative Agent in its capacity as such;

         SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including Attorney Costs of the respective Lenders and the L/C Issuer and amounts payable under
ARTICLE III), ratably among them in proportion to the respective amounts described in this clause SECOND payable to them;

         THIRD, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause THIRD payable to them;

         FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause FOURTH held by them;

         FIFTH, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to SECTION 2.14(C), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause FIFTH above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT


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         9.01 APPOINTMENT AND AUTHORIZATION OF AGENTS; LENDER HEDGING
AGREEMENTS. (a) Each Lender and the L/C Issuer hereby irrevocably (subject to
SECTION 9.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "AGENT" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; PROVIDED, HOWEVER, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this ARTICLE IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         (c) To the extent any Lender or any Affiliate of a Lender is a party to a Lender Hedging Agreement and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) shall be deemed (i) to appoint the Administrative Agent, as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of this ARTICLE IX.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 DEFAULT; COLLATERAL. (a) Upon the occurrence and continuance of a Default or Event of Default, the Lenders agree to promptly confer in order that Required Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders; and the Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) UNLESS AND UNTIL the Administrative Agent shall have received instructions from Required Lenders. All rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent and any suit or proceeding instituted by the Administrative Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any


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judgment shall be for the benefit of the Lenders (and, with respect to Lender
Hedging Agreements, Affiliates, if applicable) subject to the expenses of the Administrative Agent. In actions with respect to any property of the Borrower or any other Obligor, the Administrative Agent is acting for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreement, Affiliates, if applicable). Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligations shall be construed as being for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreement, Affiliates, if applicable).

         (b) Each Lender authorizes and directs the Administrative Agent to enter into the Collateral Documents on behalf of and for the benefit of the Lenders (and, with respect to Lender Hedging Agreements, Affiliates, if applicable)(or if previously entered into, hereby ratifies the Administrative Agent's previously entering into such agreements and Collateral Documents).

         (c) EXCEPT to the extent unanimity (or other percentage set forth in SECTION 10.1) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the power set forth herein or therein, TOGETHER with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

         (d) The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

         (e) The Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Obligor or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to the Administrative Agent in this SECTION 9.03 or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.

         (f) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral: (i) constituting property in which no Obligor owned an interest at the time the Lien was granted or at any time thereafter; (ii) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under the Loan Document or is about to expire and which has not been, and is not intended by such Obligor to be, renewed; and (iii) consisting of an instrument evidencing Indebtedness pledged to the Administrative Agent (for the benefit of the Lenders), if the Indebtedness evidenced thereby has been paid in full. In addition, the Lenders irrevocably authorize the Administrative Agent to release Liens upon Collateral as contemplated in SECTION 10.01(C) or (D), or if


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approved, authorized, or ratified in writing by the requisite Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this SECTION 9.03.

         (g) In furtherance of the authorizations set forth in this SECTION 9.03, each Lender hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Documents), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lenders' Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in paragraph (f) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent's power, as attorney, relative to the Collateral matters described in this SECTION 9.03. The powers and authorities herein conferred on the Administrative Agent may be exercised by the Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Administrative Agent (or any Person acting on behalf of the Administrative Agent pursuant to a valid power of attorney). The power of attorney conferred by this SECTION 9.03(G) to the Administrative Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Borrowings under the Loan Documents.

         9.04 LIABILITY OF AGENTS. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         9.05 RELIANCE BY ADMINISTRATIVE AGENT. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may


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be incurred by it by reason of taking or continuing to take any such action. The
Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in SECTION 4.01, each Lender that has funded its Pro Rata Share of the Borrowing(s) on the Conditions Effective Date (or, if there is no Borrowing made on such date, each Lender other than Lenders who gave written objection to the Administrative Agent prior to such date) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.06 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "NOTICE OF DEFAULT." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
ARTICLE VIII; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.07 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any


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duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent Related Person.

         9.08 INDEMNIFICATION OF AGENTS. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         9.09 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Royal Bank of Canada and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Royal Bank of Canada were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Royal Bank of Canada or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Royal Bank of Canada shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "LENDER" and "LENDERS" include Royal Bank of Canada in its individual capacity.

         9.10 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders with a copy of such notice to the Borrower and may be removed by the Required Lenders at any time with or without cause. If the Administrative Agent resigns or is removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "ADMINISTRATIVE AGENT"


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shall mean such successor administrative agent and the retiring Administrative
Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE IX and SECTIONS 10.04 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.11 OTHER AGENTS; ARRANGER. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as any other type of agent (other than the Administrative Agent), "arranger," or "bookrunner" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 AMENDMENTS, RELEASE OF COLLATERAL, ETC.

         (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

                  (i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02);

                  (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or (subject to clause
         (ii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary to amend the definition of "DEFAULT RATE" or to waive any obligation of the Borrower to pay interest at the Default Rate;

                  (iv) change the percentage of the Aggregate Commitment or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;


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                  (v) change the Pro Rata Share of any Lender;

                  (vi) release more than $1,000,000 worth of Collateral or release any Guarantor from a Guaranty (except in connection with a Disposition permitted under SECTION 7.07 or as otherwise permitted under this SECTION 10.01); or

                  (vii) amend this Section, or SECTION 2.12, or any provision herein providing for unanimous consent or other action by all the Lenders;

and, PROVIDED FURTHER: (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans or participation in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

         (b) Any amendment to any Loan Document which purports to (i) decrease the amount of any mandatory prepayment or commitment reduction required by
SECTION 2.04 or (ii) change this SECTION 10.01(B), must be by an instrument in writing executed by Borrower, the Administrative Agent, and the Required Lenders.

         (c) Upon any Disposition of Collateral which is permitted pursuant to the Loan Documents, and upon 10 Business Days' prior written request by the Borrower (which request must be accompanied by (i) true and correct copies of all material documents of transfer or disposition, including any contract of sale, (ii) a preliminary closing statement and instructions to the title company, if any, (iii) all requested release instruments in form and substance satisfactory to the Administrative Agent and (iv) if required, written consent of the requisite Lenders), the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to the Administrative Agent for the benefit of the Lenders pursuant hereto in such Collateral. The Administrative Agent shall not be required to execute any release instruments on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of Liens without recourse or warranty. No such release shall impair the Administrative Agent's Lien on the proceeds of sale of such Collateral.

         (d) If all outstanding Loans and other Obligations have been indefeasibly paid in full and the Commitments have terminated or have been reduced to zero, and, subject to SECTION 10.01(E) all Lender Hedging Agreement have terminated, the Administrative Agent agrees to, and the Lenders hereby instruct the Administrative Agent to, at the Borrower's expense, execute and authorize such releases of the Collateral Documents as the Borrower shall reasonably request and this Agreement shall be deemed terminated except that such termination shall not relieve the Borrower of any obligation to make any


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payments to the Administrative Agent or any Lender required by any Loan Document to the extent accruing, or relating to an event occurring, prior to such termination.

         (e) Notwithstanding any provision herein to the contrary, if the Commitments have been terminated, and the only outstanding Obligations are amounts owed pursuant to one or more Lender Hedging Agreements, the Administrative Agent will, and is hereby authorized to, (A) release the Liens created under the Loan Documents and (B) release all Guaranties of the Borrower; PROVIDED, that contemporaneously with such release, (i) the Borrower (and, if applicable, the Subsidiary that is a party to such Lender Hedging Agreements)
(A) executes a margin agreement in form and substance acceptable to such Lender(s) (or its Affiliates) that are parties to such Lender Hedging Agreements (the "LENDER COUNTERPARTIES") and (B), if required, provides collateral in the form of cash or a letter of credit having an aggregate value acceptable to such Lender Counterparties, and (ii) if such Lender Hedging Agreement is executed by a Subsidiary of the Borrower and the Borrower is not a party thereto, the Borrower executes a guaranty covering such Subsidiary's obligations thereunder, such guaranty to be in form and substance satisfactory to the Lender Counterparties. Any release under this SECTION 10.01(E) must be in writing and signed by the Administrative Agent.

         10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection
(c) below) electronic mail address specified for notices on SCHEDULE 10.02 (for the Borrower, any Guarantor and the Administrative Agent) or on the Administrative Details Form (for the other Lenders); or, in the case of the Borrower, the Guarantors, the Administrative Agent, or the L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, five (5) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; PROVIDED, HOWEVER, that notices and other communications to the Administrative Agent or the L/C Issuer pursuant to ARTICLE II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in accordance with this Section, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.


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         (c) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and shall not be recognized hereunder for any other purpose.

         (d) RELIANCE BY ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS. The Administrative Agent, L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

         10.04 ATTORNEY COSTS; EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses associated with the due diligence and background investigation undertaken in connection with this Agreement and incurred in connection with the development, preparation, negotiation, syndication, administration and execution of this Agreement and the other Loan Documents, including the filing, recording, refiling or rerecording of any pledge agreement and any Security Agreement and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any mortgage, any pledge agreement or any security agreement, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any workout or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

         10.05 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Borrower and each Guarantor (by execution of a Guaranty), jointly and severally, agrees to indemnify, save and hold harmless


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each Agent-Related Person, the Administrative Agent, the Arranger, each Lender, the L/C Issuer and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Lenders and the L/C Issuer under this Agreement or any other Loan Document; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee by any Person or by the Borrower or any other Loan Party, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Lenders and the L/C Issuer under this Agreement or any other Loan Document; (c) without limiting the foregoing, any and all claims, demands, actions or causes of action, judgments and orders, penalties and fines that are asserted or imposed against any Indemnitee, (i) under the application of any Environmental Law applicable to the Borrower or any of its Subsidiaries or any of their properties or assets, including the treatment or disposal of Hazardous Substances on any of their properties or assets, (ii) as a result of the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, (iii) due to past ownership by the Borrower or any Subsidiary of any of their properties or assets or past activity on any of their properties or assets which, though lawful and fully permissible at the time, could result in present liability,
(iv) due to the presence, use, storage, treatment or disposal of Hazardous Substances on or under, or the escape, seepage, leakage, spillage, discharge, emission or Release from, any of the properties owned or operated by the Borrower or any Subsidiary (including any liability asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, or (v) due to any other environmental, health or safety condition in connection with the Loan Documents; (d) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a), (b) or (c) above; and (e) any and all liabilities (including liabilities under indemnities), losses, costs, damages or expenses (including Attorney Costs and settlement costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE STRICT LIABILITY OR NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that no Indemnitee shall be entitled to indemnification for any claim to the extent caused by its own gross negligence or willful misconduct. The agreements in this Section shall survive and continue for the benefit of the Indemnitees at all times after the Borrower's acceptance of the Lenders' Commitments under this Agreement, whether or not the Conditions Effective Date shall occur and shall survive the termination of the Commitments and repayment of all the other Obligations.

         10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in


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connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.07 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); PROVIDED that: (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "TRADE DATE" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent, L/C Issuer and, so long as no Default has occurred and is continuing, the Borrower otherwise consent (Borrower's consent not to be unreasonably withheld, conditioned or delayed);
(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans and/or the Commitment assigned; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Details Form. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this


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Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 3.07, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or the L/C Issuer, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participation in L/C Obligations) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or
(iii) extend the Acquisition Facility Drawdown Termination Date or the Maturity Date. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of SECTION 10.09 as though it were a Lender; PROVIDED such Participant agrees to be subject to
SECTION 2.12 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 10.15 as though it were a Lender.


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         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of SECTION 10.07(B)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Royal Bank of Canada assigns all of its Commitment and Loans pursuant to subsection (b) above, Royal Bank of Canada may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; PROVIDED, HOWEVER, that no failure by the Borrower to appoint any such successor shall affect the resignation of Royal Bank of Canada as L/C Issuer. Royal Bank of Canada shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to SECTION 2.14(C)).

         10.08 CONFIDENTIALITY. Each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to directors, officers, employees, auditors, accountants, counsel or other professional advisors of the Administrative Agent or any Lender) any information with respect to the Borrower or its Subsidiaries, which is furnished pursuant to this Agreement and which (i) the Borrower in good faith considers to be confidential and (ii) is either clearly marked confidential or is designated by the Borrower to the Administrative Agent or the Lenders in writing as confidential; PROVIDED that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or submitted to or required by the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any Law, order, regulation or ruling applicable to such Lender, (e) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; PROVIDED that such Eligible Assignee or Participant or prospective Eligible Assignee or Participant executes an agreement containing provisions substantially similar to those contained in this SECTION 10.08, (f) in connection with the exercise of any remedy by such Lender following an Event of Default pertaining to the Loan Documents, (g) in connection with any litigation involving such Lender pertaining to the Loan Documents, (h) to any Lender or the Administrative Agent, or (i) to any Affiliate of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and obligated to keep such information confidential); PROVIDED FURTHER, that notwithstanding anything in this Agreement to the contrary, the Borrower, the Administrative Agent, the L/C Issuer, each Lender and each Related Party may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions


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contemplated hereby and all materials of any kind (including opinions or other tax analysis) that are provided to it relating to such tax treatment and tax structure; and nothing in the foregoing authorization shall apply to any disclosure that would constitute a violation of applicable federal or state securities Laws.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to the Administrative Agent and the Lenders, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Regardless of any provision contained in any Loan Document, neither the Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Lenders and the Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund such excess, and, in such event, the Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount. To the extent the Laws of the State of Texas are applicable for purposes of determining the "MAXIMUM RATE" or the "MAXIMUM AMOUNT," then those terms mean the "WEEKLY CEILING" from time to time in effect under Texas Finance Code ss. 303.001, as limited by Texas Finance Code ss. 303.009. The Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligations.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; PROVIDED THAT the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the


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Lenders in any other Loan Document shall not be deemed a conflict with this
Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

         10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by SECTIONS 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including

Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.16 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER UNITED STATES FEDERAL LAW.

         (b) EACH LOAN PARTY AND OTHER PARTY HERETO, AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, AGREES AS TO THIS SECTION 10.16(B). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, AND BY EXECUTION OF A GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER (1) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO, AND (2) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES DESIGNATED HEREIN. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.17 WAIVER OF RIGHT TO TRIAL BY JURY, ETC. EACH PARTY TO THIS AGREEMENT AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE LOAN PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY; AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT

NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED THAT THE WAIVER CONTAINED IN THIS SECTION 10.17(B) SHALL NOT APPLY TO THE EXTENT THAT THE PARTY AGAINST WHOM DAMAGES ARE SOUGHT HAS ENGAGED IN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         10.18 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                         SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          ALLIS-CHALMERS ENERGY INC.,
                                          a Delaware corporation, as Borrower

                                          By:  /s/  Victor M. Perez
                                                   Victor M. Perez
                                                   Chief Financial Officer


                                          ROYAL BANK OF CANADA,
                                          as Administrative Agent

                                          By:   /s/ David Wheatley
                                          Name:  David Wheatley
                                          Title: Manager, Agency


                                          ROYAL BANK OF CANADA,
                                          as Collateral Agent

                                          By: /s/ David Wheatley
                                          Name: David Wheatley
                                          Title: Manager, Agency


                                          ROYAL BANK OF CANADA, as Lender
                                          and L/C Issuer

                                          By:  /s/ Jason York
                                                   Jason York
                                                   Authorized Signatory


                                          CATERPILLAR FINANCIAL
                                          SERVICES CORPORATION, as Lender

                                          By:   /s/ Martin Donner
                                          Name: Martin Donner
                                          Title: Syndications Sales Manager


                                 Signature Page


                                                                             Schedule 2.01

                                        COMMITMENTS


---------------------  ---------------  ----------------  ---------------  --------------
                            Revolver        Term Loan      Acquisition
          Lender            Facility         Facility        Facility         Aggregate
                           Commitment       Commitment      Commitment       Commitments
---------------------  ---------------  ----------------  ---------------  --------------

Royal Bank             $13,000,000.00    $ 9,428,571.43   $12,571,428.57   $35,000,000.00
 of Canada
---------------------  ---------------  ----------------  ---------------  --------------

Caterpillar Financial  $         0.00    $ 8,571,428.57   $11,428,571.43   $20,000,000.00
Services Corporation
---------------------  ---------------  ----------------  ---------------  --------------
              Total:   $13,000,000.00    $18,000,000.00   $24,000,000.00   $55,000,000.00
---------------------  ---------------  ----------------  ---------------  --------------


                                       SCHEDULE 2.01

                                                                   Schedule 5.05

                              EXISTING INDEBTEDNESS



-------------------------------------------------------- -----------------------
                       Description of Indebtedness                     Amount
--------------------------------------------------------------------------------

-------------------------------------------------------- -----------------------
M-I Subordinated Note                                               $ 4,000,000
-------------------------------------------------------- -----------------------
Jens' Subordinated Seller Note                                        3,330,523
-------------------------------------------------------- -----------------------
Jens' Real Estate Loan                                                  552,121
-------------------------------------------------------- -----------------------
Mountain Air Seller Note                                                500,000
-------------------------------------------------------- -----------------------
Strata Vendor Financing                                                 420,000
-------------------------------------------------------- -----------------------
Delta Rental Seller Note                                                350,000
-------------------------------------------------------- -----------------------
Capcoil Non-Compete                                                     330,000
-------------------------------------------------------- -----------------------
Mountain Air Term Loan                                                  177,000
-------------------------------------------------------- -----------------------
Safco Non-Compete                                                       150,000
-------------------------------------------------------- -----------------------
Jens' Non-Compete                                                       391,272
-------------------------------------------------------- -----------------------
N/P to Former A-C Directors                                              96,000
-------------------------------------------------------- -----------------------
Downhole N/P to Former Shareholder                                       22,000
-------------------------------------------------------- -----------------------
Miscellaneous Vehicle and Equipment Notes                               501,320
-------------------------------------------------------- -----------------------
         Total Indebtedness:                                        $10,820,236
-------------------------------------------------------- -----------------------


                                  Schedule 5.05


                                                                                                              Schedule 5.13

                                                        SUBSIDIARIES
                                                AND OTHER EQUITY INVESTMENTS

(a)      Subsidiaries as of the Closing Date:
         ------------------------------------

                  Name                           Jurisdiction of Organization           Ownership
                  ----                           ----------------------------           ---------

OilQuip Rentals, Inc.                                     Delaware                      100% owned by the Borrower

Jens' Oil Field Service, Inc.                             Texas                         100% owned by the Borrower

Strata Directional Technology, Inc.                       Texas                         100% owned by the Borrower

Downhole Injection Systems, LLC                           Texas                         100% owned by the Borrower

AirComp, LLC                                              Delaware                      100% owned by the Borrower

Mountain Compressed Air, Inc.                             Texas                         100% owned by OilQuip Rentals, Inc.

Delta Rental Service, Inc. .                              Louisiana                     100% owned by the Borrower

Safco-Oil Field Products, Inc.                            Texas                         100% owned by the Borrower

Capcoil Tubing Services, Inc.                             Texas                         100% owned by the Borrower



(b)      Other Equity Investments as of the Closing Date:
         ------------------------------------------------



(c)      Other Investments as of the Closing Date:
         -----------------------------------------


                                                       Schedule 5.13


                                                                   Schedule 5.22

                                LEASED LOCATIONS

Borrower
1.       Leased office space in Houston, Texas


AirComp
1.       Leased site in Grand Junction, Colorado
2.       Leased site in Farmington, New Mexico
3.       Leased site in Fort Stockton, Texas
4.       Leased site in San Angelo, Texas
5.       Leased site in Carlsbad, New Mexico
6.       Leased site in Denver, Colorado
7.       Leased site in Houston, Texas
8.       Leased site in Wilburton, Oklahoma


Jens' Oil Field Service
1.       Leased site in Victoria, Texas
2.       Leased site in Pearsall, Texas
3.       Leased site in Alice, Texas
4.       Leased site in Edinburg, Texas


Strata
1.       Leased site in Houston, Texas
2.       Leased site in Midland, Texas
3.       Leased site in Corpus Christi, Texas
4.       Leased site in Oklahoma City, Oklahoma


Safco
1.       Leased site in Houston, Texas


Delta
1.       Leased site in Lafayette, Louisiana


Downhole
1.       Leased site in Midland, Texas
2.       Leased site in Corpus Christi, Texas
3.       Leased site in Carthage, Texas


Capcoil
1.       Leased site in Kilgore, Texas


                                  Schedule 5.22

                                                                   Schedule 5.23

                             PERMITTED ACQUISITIONS


1.       Acquisition of 45% of AirComp Equity Interest.

2.       Acquisition of 100% of Assets and Equipment in Lone Star Air Service.


                                  Schedule 5.23

                                                                   Schedule 5.24

                               MATERIAL AGREEMENTS

1        Lease Agreement between Materiales y Equipo Petroleo, S.A. de C.V.
         (Matyep) and Jens' Oil Field Service dated August 4, 1997.


                                  Schedule 5.24

                                                                                                      SCHEDULE 7.01

                                                   EXISTING LIENS


--------------------------------------- --------------------------- ------------------------ ----------------------
                DEBTOR                           CREDITOR                ASSET SECURED                FILING
                                                                                                   JURISDICTION
--------------------------------------- --------------------------- ------------------------ ----------------------
Jens' Oil Field Service                 PACCAR                      4 Trucks                  Hidalgo County, Texas
--------------------------------------- --------------------------- ------------------------ ----------------------
Jens' Oil Field Service                 Texas State Bank            Yard in Edinburg, Texas   Hidalgo County, Texas
--------------------------------------- --------------------------- ------------------------ ----------------------
Jens' Oil Field Service                 Jens H. Mortensen, Jr.      Tools, machinery and      Hidalgo County, Texas
                                                                    equipment
--------------------------------------- --------------------------- ------------------------ ----------------------
Jens' Oil Field Service                 Jens H. Mortensen, Jr.      Equipment in                      Mexico
                                                                    Mexico
--------------------------------------- --------------------------- ------------------------ ----------------------
Jens' Oil Field Service                 Texas State Bank            3 Forklifts               Hidalgo County, Texas
                                                                    9 Vehicles
--------------------------------------- --------------------------- ------------------------ ----------------------
Downhole Injection Systems              Ford Motor Credit           Ford vehicle              Midland County, Texas
--------------------------------------- --------------------------- ------------------------ ----------------------
Capcoil Tubing Services                 Navistar                    3 Trucks                   Gregg County, Texas
--------------------------------------- --------------------------- ------------------------ ----------------------
Capcoil Tubing Services                 Ford Motor Credit           7 Vehicles                 Gregg County, Texas
--------------------------------------- --------------------------- ------------------------ ----------------------


                                                   SCHEDULE 7.01

                                                                   SCHEDULE 7.12

               AGREEMENTS RESTRICTING LIENS ON LEASEHOLD INTERESTS


                                  SCHEDULE 7.12

                                                                  SCHEDULE 10.02

                       ADDRESSES FOR NOTICES TO BORROWER,
                       GUARANTORS AND ADMINISTRATIVE AGENT


ADDRESS FOR NOTICES TO BORROWER
-------------------------------
ALLIS-CHALMERS ENERGY INC.
5075 Westheimer
Suite 890
Houston, Texas  77056
Attn: General Counsel
Telephone: (713) 369-0550
Facsimile: (713)

ADDRESS FOR NOTICES TO GUARANTORS
---------------------------------
[Name of Guarantor]
5075 Westheimer
Suite 890
Houston, Texas  77056
Attn: General Counsel
Telephone: (713) 369-0550
Facsimile: (713)

ADDRESSES FOR ROYAL BANK OF CANADA
----------------------------------

Royal Bank of Canada's Lending Office:
-------------------------------------
Royal Bank of Canada
New York Branch
One Liberty Plaza, 3rd Floor
New York, New York 10006-1404
Attention: Manager, Loans Administration
Telephone: (212) 428-6332
Facsimile: (212) 428-2372

For matters related to letters of credit:
-----------------------------------------
Attention: Manager, Trade Products
Telephone: (212) 428-6235
Facsimile: (212) 428-3015


                             SCHEDULE 10.02 - Page 1
in each case with a copy to:
---------------------------
Royal Bank of Canada
2800 Post Oak Boulevard
5700 Williams Tower
Houston, Texas 77056
Attention: Jason York
Telephone: (713) 403-5679
Facsimile: (713) 403-5624
Electronic Mail: Jason.York@rbccm.com

Administrative Agent's Office:
-----------------------------
Royal Bank of Canada
Agency Services Group
Royal Bank Plaza
P. O. Box 50, 200 Bay Street
12th Floor, South Tower
Toronto, Ontario M5J 2W7
Attention: Manager Agency
Telephone: (416) 842-3901
Facsimile: (416) 842-4023

Wiring Instructions:
--------------------
JPMorgan Chase Bank, New York, New York
ABA 021-000021
For account Royal Bank of Canada, New York
Swift Code: ROYCUS3X
A/C 920-1033363
For further credit to A/C 293-746-4, Transit 1269
Ref: Allis-Chalmers Energy
Attn: Agency Services


                             SCHEDULE 10.02 - Page 2

                                                                     EXHIBIT A-1

                            FORM OF BORROWING NOTICE

                                                       Date: ____________, _____
Royal Bank of Canada,
as Administrative Agent
Global Banking Agency
Royal Bank Plaza, 200 Bay Street
12th Floor, South Tower
Toronto ON M5J 2W7


Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of July 11, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among Allis-Chalmers Energy Inc., a Delaware corporation (the "BORROWER"), Royal Bank of Canada, as Administrative Agent, and the Lenders from time to time party thereto.

         The undersigned hereby requests a revolving loan:

I.       REVOLVER FACILITY
         -----------------

                  1.       Status Information for the Revolver Facility

                           (a)      Amount of Revolver Facility: $13,000,000

                           (b) Revolving Loans outstanding prior to the Borrowing requested herein: $__________

                           (c) Letters of Credit outstanding prior to the Borrowing requested herein: $__________

                           (d)      Principal amount of Revolving Loans
                                    available to be borrowed (1(a) minus the sum of 1(b) and 1(c)): $__________

                  2.       Amount of Borrowing: $__________

                  3(a).    Initial Borrowing Base as of Closing Date:
                           $____________ OR
                  3(b).    Borrowing Base as of most recent calendar month end:
                           $__________

                  4. Requested date of Borrowing: _______________, 200_; must be prior to Maturity Date.

                  5. Requested interest rate Type of Revolving Loan and applicable Dollar amount:

                           (a)      Base Rate Revolving Loan for $__________


                              Exhibit A-1 - Page 1

                           (b) Eurodollar Rate Revolving Loan with Interest Period of:

                                    (i)     one month for              $________
                                    (ii)    two months for             $________
                                    (iii)   three months for           $________
                                    (iv)    six months for             $________

II.      TERM LOAN FACILITY
         ------------------

                  1.       Amount of Borrowing: $__________

                  2. Requested date of Borrowing: _______________, 2005; must be Conditions Effective Date.

                  3. Requested interest rate Type of Term Loan and applicable Dollar amount:

                           (a)      Base Rate Term Loan for $__________

                           (b)      Eurodollar Rate Term Loan with Interest
                                    Period of:

                                    (i)     one month for              $________
                                    (ii)    two months for             $________
                                    (iii)   three months for           $________
                                    (iv)    six months for             $________

                  4.       Purpose of Loan:

                           ___ Refinance certain Indebtedness of Borrower and
                               its Subsidiaries

                           ___ To pay related financing costs and transaction
                               expenses

III.     ACQUISITION FACILITY
         --------------------

                  1.       Status Information for the Acquisition Facility

                           (a)      Amount of Acquisition Facility: $24,000,000

                           (b) Acquisition Loans outstanding prior to the Borrowing requested herein: $__________

                           (c) Principal amount of Acquisition Loans available to be borrowed is (1(a) minus
                                    (b)): $___________

                  2.       Amount of Borrowing: $__________

                  3. Requested date of Borrowing: _______________, 2005; must be prior to Acquisition Facility Drawdown Termination Date.

                  4. Requested interest rate Type of Acquisition Loan and applicable Dollar amount:


                              Exhibit A-1 - Page 2

                           (a)      Base Rate Acquisition Loan for $__________

                           (b) Eurodollar Rate Acquisition Loan with Interest Period of:

                                    (i)     one month for              $________
                                    (ii)    two months for             $________
                                    (iii)   three months for           $________
                                    (iv)    six months for             $________

         The undersigned hereby certifies that the following statements will be true on the date of the proposed Borrowing(s) after giving effect thereto and to the application of the proceeds therefrom:

         (a) the representations and warranties of the Borrower contained in
ARTICLE V of the Agreement are true and correct as though made on and as of such date (except such representations and warranties which expressly refer to an earlier date, which are true and correct as of such earlier date);

         (b) with respect to a Borrowing of Revolving Loans, if any, the amount of the requested Borrowing, when added to Revolving Loans outstanding prior to the Borrowing and Letters of Credit outstanding prior to the Borrowing will not exceed the Borrowing Base referred to in SECTION I.3. above; and

         (c) with respect to a Borrowing of Acquisition Loans, if any, the amount of the requested Borrowing, when added to Acquisition Loans outstanding prior to the Borrowing will not exceed the amount referred to in SECTION IV.(C). above; and

         (d) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing(s).

         The Borrowing requested herein complies with SECTIONS 2.01, 2.02, 2.03, 4.01, 4.02 and 4.04 of the Agreement, as applicable.

                              ALLIS-CHALMERS INC.,
                              a Delaware corporation, as Borrower

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              Exhibit A-1 - Page 3

                                                                     EXHIBIT A-2

                     FORM OF CONVERSION/CONTINUATION NOTICE

                                                     Date: _______________, ____

Royal Bank of Canada,
as Administrative Agent
Global Banking Agency
Royal Bank Plaza, 200 Bay Street
12th Floor, South Tower
Toronto ON M5J 2W7

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of July 11, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among Allis-Chalmers Energy Inc., a Delaware corporation (the "BORROWER"), Royal Bank of Canada, as Administrative Agent, and the Lenders from time to time party thereto.

         The undersigned hereby requests:

I.       REVOLVER FACILITY
         -----------------

                  1.       Amount of [conversion] [continuation]: $__________

                  2.       Existing rate: Check applicable blank

                           (a)      Base Rate

                           (b) Eurodollar Rate Loan with Interest Period of:

                                    (i)      one month                  ________
                                    (ii)     two months                 ________
                                    (iii)    three months               ________
                                    (iv)     six months                 ________

                  3. If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan: _______________, 200_.

                  The Revolving Loan described above is to be [converted] [continued] as follows:

                  4.       Requested date of [conversion] [continuation]:
                           _______________, 200_.

                  5.       Requested Type of Loan and applicable Dollar amount:


                              Exhibit A-2 - Page 1

                           (a)      Base Rate Loan for $__________

                           (b) Eurodollar Rate Loan with Interest Period of:

                                    (i)     one month for               $_______
                                    (ii)    two months for              $_______
                                    (iii)   three months for            $_______
                                    (iv)    six months for              $_______


II.      TERM LOAN FACILITY
         ------------------

                  1.       Amount of [conversion] [continuation]: $__________

                  2.       Existing rate: Check applicable blank

                           (a)      Base Rate

                           (b) Eurodollar Rate Loan with Interest Period of:

                                    (i)      one month                  ________
                                    (ii)     two months                 ________
                                    (iii)    three months               ________
                                    (iv)     six months                 ________

                  3. If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan: _______________, 200_.

                  The Term Loan described above is to be [converted] [continued] as follows:

                  4.       Requested date of [conversion] [continuation]:
                           _______________, 200_.

                  5.       Requested Type of Loan and applicable Dollar amount:

                           (a)      Base Rate Loan for $__________

                           (b) Eurodollar Rate Loan with Interest Period of:

                                    (i)     one month for               $_______
                                    (ii)    two months for              $_______
                                    (iii)   three months for            $_______
                                    (iv)    six months for              $_______

III.     ACQUISITION FACILITY
         --------------------

                  1.       Amount of [conversion] [continuation]: $__________

                  2.       Existing rate: Check applicable blank


                              Exhibit A-2 - Page 2

                           (a)      Base Rate

                           (b) Eurodollar Rate Loan with Interest Period of:

                                    (i)      one month                  ________
                                    (ii)     two months                 ________
                                    (iii)    three months               ________
                                    (iv)     six months                 ________

                  3. If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan: _______________, 200_.

                  The Acquisition Loan described above is to be [converted] [continued] as follows:

                  4.       Requested date of [conversion] [continuation]:
                           _______________, 200_.

                  5.       Requested Type of Loan and applicable Dollar amount:

                           (a)      Base Rate Loan for $__________

                           (b) Eurodollar Rate Loan with Interest Period of:

                                    (i)     one month for              $________
                                    (ii)    two months for             $________
                                    (iii)   three months for           $________
                                    (iv)    six months for             $________


         The [conversion] [continuation] requested herein complies with SECTIONS
2.01 and 2.03 of the Agreement, as applicable.

                                            ALLIS-CHALMERS ENERGY INC.,
                                            a Delaware corporation, as Borrower

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                              Exhibit A-2 - Page 3

                                                                     EXHIBIT A-3

                  NOTICE IN RESPECT OF REPAYMENTS, PREPAYMENTS
                          AND REDUCTIONS OF COMMITMENT


                                                                          [Date]
Royal Bank of Canada,
as Administrative Agent
Global Banking Agency
Royal Bank Plaza, 200 Bay Street
12th Floor, South Tower
Toronto ON M5J 2W7


Dear Sirs:

         The undersigned, Allis-Chalmers Energy Inc. (the "Borrower"), refers to the Credit Agreement dated as of July 11, 2005 (as may be amended, restated, replaced or supplemented from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among the Borrower, the financial institutions that are named on the signature pages thereto, as Lenders, RBC Capital Markets as Lead Arranger and Sole Bookrunner, and Royal Bank of Canada, as Administrative Agent, and hereby gives you notice pursuant to [Section 2.04/Section 2.05] of the Credit Agreement that on [insert proposed date of repayment, prepayment or reduction of the Commitment], the Borrower shall [make a repayment of $_______________________ under [describe Loan] and such repayment shall apply to ___________________ (specify Type of Loan to be repaid)]/[make a prepayment of/ permanently reduce the Commitment by an aggregate principal amount of $____________________ [the repayment, prepayment or reduction shall be for no less than the minimums specified in the Credit Agreement.


                                                   Yours truly,


                                                   Allis-Chalmers Energy Inc.

                                         By:
                                                   -----------------------------

                                         Title:
                                                   -----------------------------


                               Exhibit A-3 Page 1

                                                                     EXHIBIT B-1

                             FORM OF REVOLVING NOTE

$_____________________                                             July 11, 2005

         FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to the order of _____________________ (the "LENDER"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of _______________ Dollars ($__________), or such lesser principal amount of Revolving Loans made by Lender under that certain Credit Agreement dated of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent.

         The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of each Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

         This Note is a Loan Document and is subject to SECTION 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                                           ALLIS-CHALMERS ENERGY INC.,
                                           a Delaware corporation, as Borrower

                                           By:
                                              --------------------------------
                                           Name:
                                           Title:


                               Exhibit B-1 Page 1

                                                                     EXHIBIT B-2

                                FORM OF TERM NOTE

$_____________________                                             July 11, 2005

         FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to the order of _____________________ (the "LENDER"), in installments and on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of _______________ Dollars ($__________), or such lesser principal amount of Term Loans made by Lender under that certain Credit Agreement dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent.

         The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

         This Note is one of the Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of each Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

         This Note is a Loan Document and is subject to SECTION 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                                            ALLIS-CHALMERS ENERGY INC.,
                                            a Delaware corporation, as Borrower

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                               Exhibit B-2 Page 1

                                                                     EXHIBIT B-3

                            FORM OF ACQUISITION NOTE

$_____________________                                             July 11, 2005

         FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to the order of _____________________ (the "LENDER"), in installments and on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of _______________ Dollars ($__________), or such lesser principal amount of Acquisition Loans made by Lender under that certain Credit Agreement dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent.

         The Borrower promises to pay interest on the unpaid principal amount of each Acquisition Loan from the date of such Acquisition Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

         This Note is one of the Acquisition Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of each Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Acquisition Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Acquisition Loans and payments with respect thereto.

         This Note is a Loan Document and is subject to SECTION 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                                            ALLIS-CHALMERS ENERGY INC.,
                                            a Delaware corporation, as Borrower

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                               Exhibit B-3 Page 1

                                                                     EXHIBIT C-1

                         FORM OF COMPLIANCE CERTIFICATE
                   (Pursuant to SECTION 6.02 of the Agreement)

Financial Statement Date: ___________, 200_

Royal Bank of Canada,
as Administrative Agent
Global Banking Agency
Royal Bank Plaza, 200 Bay Street
12th Floor, South Tower
Toronto ON M5J 2W7

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of July 11, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT;" the terms defined therein being used herein as therein defined), among Allis-Chalmers Energy Inc., a Delaware corporation (the "BORROWER"), the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

         [Use the following for Fiscal Year-end financial statements]

         Attached hereto as SCHEDULE 1 are the year-end audited consolidated financial statements of the Borrower and its Subsidiaries required by SECTION 6.01(A) of the Agreement for the Fiscal Year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section; and

         [Use the following for fiscal quarter-end financial statements]

         Attached hereto as SCHEDULE 1 are, the unaudited consolidated financial statements of the Borrower and its Subsidiaries required by SECTION 6.01(B) of the Agreement for the first three fiscal quarters of the Borrower ended as of the above date, together with a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries for such fiscal quarter in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         [Use the following for both Fiscal Year-end and quarter-end financial statements]

         1. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.


                              Exhibit C-1 - Page 1

         2. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing EXCEPT as follows (list of each such Default or Event of Default and include the information required by SECTION 6.03 of the Credit Agreement):

         3. During such fiscal period no casualty losses have occurred, except as described below:

         4. The covenant analyses and information set forth on SCHEDULE 3 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________, 200_.

                                          ALLIS-CHALMERS ENERGY INC.
                                          a Delaware corporation, as Borrower


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                              Exhibit C-1 - Page 2

                                    For the Quarter/Year ended _____________________("STATEMENT DATE")

                                         SCHEDULE 3
                                 to the Compliance Certificate
                                        ($ in 000's)


I. SECTION 7.04 -- Indebtedness

     A.  Indebtedness outstanding on Closing Date and listed on Schedule 5.05             $___________
         and any refinancings, etc. permitted by SECTION 7.04(b)

     B.  Indebtedness in connection with Swap Contracts permitted by SECTION 7.04(d)      $___________

     C.  Outstanding Principal Amount of Purchase Money Indebtedness for fixed            $___________
         or capital assets permitted by SECTION 7.04(e) (may not exceed
         $1,000,000)

     D.  Outstanding Principal Amount of Indebtedness associated with Liens on            $___________
         acquired assets permitted by SECTION 7.04(f) (may not exceed
         $1,000,000)

     E.  Outstanding Principal Amount of Indebtedness associated with Capital             $___________
         Leases permitted by SECTION 7.04(g) (may not exceed $1,000,000)

     F. Outstanding Indebtedness associated with equipment financing permitted by SECTION 7.04(h) (may not exceed $5,000,000)

II.  SECTION 7.19(a) - Minimum Consolidated Tangible Net Worth

     A.  Consolidated Tangible Net Worth at most recent Financial Statement               $___________
         Date:

     B.  50% of Consolidated Net Income (if positive) after March 31, 2005:               $___________

     C.  100% of Net Cash Proceeds of all Equity Interests issued by Borrower or          $___________
         any Subsidiary after Closing Date (including the Public Offering):

     D.  Minimum Net Worth (85% of Consolidated Tangible Net Worth as of June             $___________
         30, 2005 + Lines III.B and C):

     E.  Is Line III.A greater than or equal to Line III.D?                               Yes/No

III. SECTION 7.19(b) - Interest Coverage Ratio

     A.  Consolidated EBITDA for four consecutive fiscal quarters ending on the           $___________
         Financial Statement Date ("SUBJECT PERIOD")(see Credit Agreement
         definition of "CONSOLIDATED EBITDA"):


                              Exhibit C-1 - Page 3



     B.  Sum of (i) Consolidated Interest Charges during Subject Period PLUS(ii)          $___________
         imputed interest charges on Synthetic Leases during Subject Period:

     C.  Is ratio of III.A. to III.B. at least 3.0 to 1.0?                                Yes/No

IV.  SECTION 7.19(c) - Current Ratio

     A. Consolidated Current Assets as at most recent Financial Statement Date:           $___________

     B. Consolidated Current Liabilities as at most recent Financial Statement            $___________
Date:

     C.  Is ratio of IV.A. to IV.B. at least 1.0 to 1.0?                                  Yes/No

V.  SECTION 7.19(d) - Fixed Asset Coverage Ratio

     A.  Fair market value of Borrower's and its Subsidiaries' fixed assets               $___________
         (determined as of most recently delivered annual asset appraisal delivered pursuant to SECTION 6.02(d) of the Credit Agreement) on which
         Administrative Agent holds first priority perfected Lien:

     B.  Outstanding Amount of Acquisition Loan Principal Debt on most recent             $___________
         Financial Statement Date:

     C.  Outstanding Amount of Term Loan Principal Debt on most recent Financial          $___________
         Statement Date:

     D.  Is ratio of V.A. to sum of V.B. PLUS V.C. at least 1.25 to 1.0?                  Yes/No

VI.  SECTION 7.19(e) - Leverage Ratio

     A.  Consolidated Net Debt for Subject Period (see Credit Agreement                   $___________
         definition of "CONSOLIDATED NET DEBT"):


     B.   Consolidated EBITDA for four Subject Period:                                    $___________

     C. Is ratio of VI.A. to VI. B. no more than 3.50 to 1.0 for periods ending on Yes/No or before September 30, 2006 and no more than 3.25 to 1.0 for periods ending on or after December 31, 2006?


                              Exhibit C-1 - Page 4

                                                                                                    EXHIBIT C-2


                                         FORM OF BORROWING BASE REPORT

                                             Borrowing Base Report
ALLIS-CHALMERS ENERGY INC.
Monthly Borrowing Base Report
For the Month Ending _______

Calculation of Monthly Borrowing Base and Excess Revolver Facility Availability

A.      Eligible Accounts Receivable                               $__________         X    85%     $__________

B.      Eligible Inventory                                         $__________         X    50%     $__________

C.      Total Eligible Accounts Receivable and Inventory (A+B)                                      $__________

D.      Borrowing Base (lower of (i) C and (ii) Revolving Commitment (maximum $13,000,000)          $__________

E.      Outstanding Amount of Revolving Loans                                                       $__________

F.      Outstanding Amount of L/C Obligations                                                       $__________

G.      Revolver Facility Usage (E+F)                                                               $__________

H.      Excess Revolver Facility Availability (D minus G)                                           $__________



                           - BORROWER CERTIFICATION -

         Attached hereto as SCHEDULE 1 is (i) a detailed aged schedule of all Accounts Receivable as of the date specified in this Borrowing Base Report, listing face amounts and dates of invoices of each such Accounts Receivable and the name and address of each account debtor obligated on such Accounts Receivable (and, if requested by Administrative Agent, copies of invoices, credit reports, and any other matters and information relating to the Accounts Receivable) and (ii) a detailed aged schedule of all Eligible Accounts Receivable as of the date specified in this Borrowing Base Report, listing face amounts and dates of invoices of each such Accounts Receivable and the name and address of each account debtor obligated on such Accounts Receivable.

         Attached hereto as SCHEDULE 2 is a current perpetual Inventory report, setting forth the location, type and cost of all such Inventory.

         Attached hereto as SCHEDULE 3 is a summary aged listing of Borrower's accounts payable and an aged list of the ten (10) largest accounts payable.


                              Exhibit C-2 - Page 1

         The undersigned hereby warrants to Royal Bank of Canada, as Administrative Agent, that this Borrowing Base Report is a correct statement regarding the Accounts Receivable and Inventory of Borrower and its Domestic Subsidiaries and that the reconciliation figures are fully and correctly set forth. Capitalized terms used but not defined herein shall have the meanings given such terms in the Credit Agreement dated July 11, 2005 among Allis-Chalmers Energy Inc., the lenders party thereto and Royal Bank of Canada, as Administrative Agent.


                                             ALLIS-CHALMERS ENERGY INC.

                                             By: ____________________________
                                             Name:
                                             Title:   Chief Financial Officer


                              Exhibit C-2 - Page 2

                                                                       EXHIBIT D

                        FORM OF ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "ASSIGNOR") and [INSERT NAME OF ASSIGNEE] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

         1. Assignor:

         2. Assignee:
                                    [and is an Affiliate/Approved Fund of
                                    [IDENTIFY LENDER]

         3. Borrower(s):            Allis-Chalmers Energy Inc.

         4. Administrative Agent:   Royal Bank of Canada, as the administrative
                                    agent under the Credit Agreement

         5. Credit Agreement:       The $55,000,000 Credit Agreement dated as of
                                    July 11, 2005 among Allis-Chalmers Energy
                                    Inc., the Lenders parties thereto, and Royal
                                    Bank of Canada, as Administrative Agent.


                               Exhibit D - Page 1

         6. Assigned Interest:

-------------------- ------------------------ ----------------- ------------------------
                         Aggregate Amount of      Amount of       Percentage Assigned of
                        Commitment/Loans for   Commitment/Loans      Commitment/Loans
                            all Lenders*          Assigned*
-------------------- ------------------------ ----------------- ------------------------
Revolving Loans:     $                        $                             %
-------------------- ------------------------ ----------------- ------------------------
Term Loans:
-------------------- ------------------------ ----------------- ------------------------
Acquisition Loans:
-------------------- ------------------------ ----------------- ------------------------
Total:               $                        $                             %
-------------------- ------------------------ ----------------- ------------------------


         [7. Trade Date: ________________ ]

Effective Date: __________ ____, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                          ASSIGNOR
                                          [NAME OF ASSIGNOR]


                                          By:
                                              ----------------------------------
                                              Title:

                                          ASSIGNEE
                                          [NAME OF ASSIGNEE]


                                          By:
                                              ----------------------------------
                                              Title:


*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.


                               Exhibit D - Page 2

Consented to and Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent


By
  ---------------------------------------------------
         Title:


[Consented to:]

ALLIS-CHALMERS ENERGY INC.
a Delaware corporation

By
  ---------------------------------------------------
Name:
Title:


                               Exhibit D - Page 3

                                     ANNEX 1
                          TO ASSIGNMENT AND ASSUMPTION
                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.
         -------------------------------

                  1.1 ASSIGNOR. The Assignor (a) represents and warrants that
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document,
(ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                  1.2. ASSIGNEE. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to SECTION
6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. PAYMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.


                               Exhibit D - Page 4

         3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.


                               Exhibit D - Page 5